Filed pursuant to Rule 424(b)(3) and Rule 424(c)
Registration Statement No. 333-166850
Prospectus Supplement No. 7
(to Prospectus dated July 14, 2010)

UNIGENE LABORATORIES, INC.

80,760,650 Shares of Common Stock

This prospectus supplement no. 7 supplements the prospectus dated July 14, 2010, as supplemented by prospectus supplement no. 1 dated July 23, 2010, prospectus supplement no. 2 dated August 10, 2010, prospectus supplement no. 3 dated September 9, 2010, prospectus supplement no. 4 dated September 15, 2010, prospectus supplement no. 5 dated September 28, 2010 and prospectus supplement no. 6 dated October 21, 2010  (collectively, the “Supplements”), each of which forms a part of our registration statement on Form S-1 (Registration Statement 333-166850).

This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the prospectus with the information contained in our quarterly report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2010, and our current report on Form 8-K, filed with the SEC on November 2, 2010 (together, the “Reports”).  Accordingly, we have attached the Reports to this prospectus supplement.

The prospectus and the Supplements relate to the sale of up to 80,760,650 shares of Unigene Laboratories, Inc. common stock, par value $.01 per share, by the entities named in the “Selling Stockholder” section of the prospectus (as supplemented), of which 72,114,836 shares will be issuable upon the conversion of senior secured convertible notes held by those entities and the balance of which are currently held of record by Victory Park Credit Opportunities Master Fund, Ltd.  We will not receive any proceeds from the sale of our shares by either selling stockholder.

Our common stock is quoted in the OTC Bulletin Board under the symbol “UGNE.” On November 8, 2010, the last reported closing price of our common stock was $0.54 per share. These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

You should read the prospectus and the Supplements carefully before you invest. Please refer to “Risk Factors” on page 7 of the prospectus for a discussion of the material risks involved in investing in the shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 9, 2010.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 10-Q
(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2010

or

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to ________

Commission file number  0-16005

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-2328609
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 265-1100

___________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No__.

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files):  Yes ___ No ___.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of   “large accelerated filer,” “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]     Accelerated filer [X]     Non-accelerated filer [ ]     Smaller Reporting Company [  ]
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ___ No X.

APPLICABLE ONLY TO CORPORATE ISSUERS

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

Common Stock, $.01 Par Value—92,325,597 shares as of October 29, 2010

INDEX

UNIGENE LABORATORIES, INC.

PART I. FINANCIAL INFORMATION	PAGE

Item 1. Financial Statements (Unaudited)

Condensed Balance Sheets
September 30, 2010 and December 31, 2009	3

Condensed Statements of Operations
Three months and Nine months ended September 30, 2010 and 2009	4

Condensed Statement of Stockholders’ Deficit
Nine months ended September 30, 2010	5

Condensed Statements of Cash Flows
Nine months ended September 30, 2010 and 2009	6

Notes to Condensed Financial Statements	7

Item 2. Management's Discussion and Analysis of Financial
Condition and Results of Operations	23

Item 3. Quantitative and Qualitative Disclosures About Market Risk	32

Item 4. Controls and Procedures	33

PART II. OTHER INFORMATION

Item 1 A. Risk Factors	34

Item 6. Exhibits Index	37

SIGNATURES	38

PART I.  FINANCIAL INFORMATION
Item 1.   Financial Statements
UNIGENE LABORATORIES, INC.
CONDENSED BALANCE SHEETS

	September 30, 2010	December 31, 2009
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$8,430,907	$4,894,210
Accounts receivable	2,217,156	2,221,098
Inventory, net	1,912,090	1,933,012
Prepaid expenses and other current assets	362,796	182,817
Total current assets	12,922,949	9,231,137

Noncurrent inventory	3,020,329	4,989,668
Property, plant and equipment, net	3,290,985	3,679,561
Patents and other intangibles, net	2,749,801	2,467,111
Investment in China joint venture	3,184,032	3,060,151
Investment in Tarsa	--	--
Deferred financing costs, net	201,998	279,892
Other assets	296,692	247,421
Total assets	$25,666,786	$23,954,941

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$945,238	$1,144,396
Accrued expenses	2,290,482	2,106,719
Notes payable – Levys	750,000	2,360,628
Accrued interest	--	1,533,360
Current portion - deferred licensing fees	1,351,156	1,326,606
Due to China joint venture partner, net of
discount of $0 in 2010 and $64,571 in 2009	1,200,000	2,010,429
Total current liabilities	6,536,876	10,482,138

Note payable–Victory Park, net of discount of $8,025,844	24,974,156	18,180,203
in 2010 and $1,357,003 in 2009
Notes payable – Levys, excluding current portion	13,987,518	13,376,889
Accrued interest –to Levys and Victory Park	7,574,785	2,189,242
Accrued expenses, excluding current portion	463,136	277,908
Deferred licensing fees, excluding current portion	8,514,730	9,452,809
Deferred compensation	450,570	437,413
Total liabilities	62,501,771	54,396,602

Commitments and contingencies
Stockholders’ deficit:
Common Stock - par value $.01 per share,
authorized 275,000,000 shares in 2010 and 135,000,000
shares in 2009,
issued 92,325,597 shares in 2010 and 91,730,117
shares in 2009	923,256	917,301
Additional paid-in capital	128,927,859	111,352,807
Accumulated deficit	(166,685,833)	(142,711,769)
Treasury Stock – at cost (17,450 shares in 2010)	(267)	--
Total stockholders’ deficit	(36,834,985)	(30,441,661)
Total liabilities and stockholders’ deficit	$25,666,786	$23,954,941

See notes to condensed financial statements.

UNIGENE LABORATORIES, INC.
       CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenue:
Product sales	$1,287,422	$1,272,137	$3,962,987	$5,311,291
Royalties	744,292	1,125,579	2,429,159	3,529,252
Licensing revenue	312,690	312,689	938,070	940,569
Development fees and other	511,985	21,359	1,086,988	438,654
	2,856,389	2,731,764	8,417,204	10,219,766

Operating expenses:
Research and development	1,589,136	4,355,572	4,954,572	9,413,388
Cost of goods sold	814,958	478,565	1,890,267	1,945,500
General and administrative	1,512,389	2,043,925	5,174,104	6,966,747
Unallocated facility expenses	773,994	453,146	2,338,574	1,094,304
Inventory reserve	--	--	576,021	--
Severance expense	--	--	1,120,000	--
	4,690,477	7,331,208	16,053,538	19,419,939
Operating loss	(1,834,088)	(4,599,444)	(7,636,334)	(9,200,173)

Other income (expense):
Gain (loss) on change in fair value of embedded conversion feature	--	--	(8,125,000)	--
Debt issuance cost	--	--	(2,007,534)	--
Interest and other income	31,551	29,707	51,123	106,054
Interest expense	(2,621,071)	(1,298,479)	(6,739,557)	(3,525,585)
Loss from investment in joint venture	(26,125)	(31,938)	(74,647)	(148,224)
Gain on technology transfer to joint venture	66,176	66,176	198,528	198,527
Loss before income taxes	(4,383,557)	(5,833,978)	(24,333,421)	(12,569,401)
Income tax benefit from sale of state tax benefit	--	--	359,357	--
Net loss	$(4,383,557)	$(5,833,978)	$(23,974,064)	$(12,569,401)

Loss per share – basic and diluted:
Net loss per share	$(0.05)	$(0.06)	$(0.26)	$(0.14)

Weighted average number of shares outstanding -
basic and diluted	92,085,584	90,739,056	91,895,038	90,394,969

See notes to condensed financial statements.

UNIGENE LABORATORIES, INC.
CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIT
Nine Months Ended September 30, 2010
(Unaudited)

	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total
Balance, January 1, 2010	91,730,117	$917,301	$111,352,807	$(142,711,769)	$--	$(30,441,661)
Stock issued in lieu of director fees	174,780	1,748	127,252	--	--	129,000
Issuance of restricted stock	372,100	3,721	(3,721)	--	--	--
Exercise of stock options	8,600	86	2,762	--	--	2,848
Embedded conversion feature	--	--	16,724,000	--	--	16,724,000
Issuance of common stock to directors	40,000	400	30,400	--	--	30,800
Discount on note payable issued to joint venture partner	--	--	(1,918)	--	--	(1,918)
Forfeiture of restricted stock	--	--	267	--	(267)	--
Recognition of restricted stock compensation expense	--	--	214,690	--	--	214,690
Recognition of stock option compensation expense – employees and directors	--	--	487,679	--	--	487,679
Recognition of stock option compensation expense - consultants	--	--	(6,359)	--	--	(6,359)
Net loss	--	--	--	(23,974,064)		(23,974,064)
Balance, September 30, 2010	92,325,597	$923,256	$128,927,859	$(166,685,833)	$(267)	$(36,834,985)

See notes to condensed financial statements.

 UNIGENE LABORATORIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(23,974,064)	$(12,569,401)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred revenue	(1,013,927)	(979,571)
Recognition of non-cash interest expense	2,008,051	611,005
Non-cash equity compensation	855,810	553,595
Depreciation and amortization of long-lived assets	544,366	545,330
Inventory reserve provision	576,021	--
Debt issuance cost	2,007,531	--
Loss on change in fair value of embedded conversion feature	8,125,000	--
Changes in operating assets and liabilities:
Decrease in accounts receivable	3,942	3,739,972
Decrease in prepaid interest	--	423,888
Decrease (increase) in inventory	1,414,240	(2,019,986)
Increase in other assets	(353,131)	(2,789,230)
Increase in accounts payable and accrued expenses	232,487	3,133,180
Increase in accrued interest-stockholders	3,852,183	1,200,892
Increase in deferred compensation	13,157	50,967
Increase in deferred revenue	100,400	178,500
Net cash used in operating activities	(5,607,934)	(7,920,859)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in joint venture	--	(312,009)
Construction of leasehold and building improvements	(2,941)	(76,916)
Purchase of equipment and furniture	(78,845)	(204,608)
Increase in patents and other intangibles	(356,694)	(325,493)
Net cash used in investing activities	(438,480)	(919,026)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of note payable – Victory Park	13,642,473	4,803,402
Expenses related to issuance of note payable – Victory Park	(2,007,531)	--
Repayment on note payable – China joint venture	(875,000)	--
Repayment on note payable – Victory Park	(179,679)	(462,794)
Repayment on note payable – Levy Family	(1,000,000)	--
Proceeds from exercise of stock options	2,848	87,339
Net cash provided by financing activities	9,583,111	4,427,947
Net increase (decrease) in cash and cash equivalents	3,536,697	(4,411,938)
Cash and cash equivalents at beginning of period	4,894,210	8,583,226
Cash and cash equivalents at end of period	$8,430,907	$4,171,288
SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Issuance of convertible note in exchange for nonconvertible note	$19,357,527	$--
Common stock issued with debt financing	$--	$363,750
Contribution to joint venture financed through interest-free
note payable to joint venture partner	$--	$656,250
Cash payments:
Cash paid for interest	$803,000	$1,220,000

See notes to condensed financial statements.

UNIGENE LABORATORIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2010
(Unaudited)

NOTE A – LIQUIDITY

At September 30, 2010, we had cash and cash equivalents of $8,431,000, an increase of $3,537,000 from December 31, 2009.  The increase was due to funds received pursuant to a restructuring of our debt with Victory Park Management, LLC (“Victory Park”).  After the close of business on March 16, 2010, we entered into an Amended and Restated Financing Agreement with Victory Park.  The restated financing agreement amends and restates in its entirety and replaces the financing agreement dated as of September 30, 2008.  There are numerous default provisions under the Victory Park agreement, including minimum cash balance and cash flow requirements.  There is no assurance that we will not trigger these provisions in the second half of 2011.

Under the terms of the Amended and Restated Financing Agreement, we issued to Victory Park $33,000,000 aggregate principal amount of three-year, senior secured convertible notes by way of surrender of the three-year, senior secured non-convertible notes previously issued pursuant to the original financing agreement, in the aggregate principal amount of approximately $19,358,000, and by way of cash payment of approximately $13,642,000 for the balance.  After fees and expenses, we received net cash proceeds of approximately $11,635,000 on March 17, 2010.  In addition, under certain circumstances, we may request that Victory Park purchase (which purchase shall be in Victory Park’s sole discretion) up to an additional $3 million aggregate principal amount of convertible notes at one subsequent closing.  The maturity date of the convertible notes has been extended to March 17, 2013 from September 30, 2011 under the original notes.  (See Note I).  Based upon our current level of revenue and expenses, we believe our current cash should be sufficient to support our current operations for approximately one year.

In December 2009, we announced a restructuring plan that included a reduction in workforce and expenses to improve operational efficiencies and to better match resources with market demand.    Under the comprehensive plan, we are continuing Fortical production and maintaining all of our core programs and partnered activities while decreasing cash expenditures by approximately $9 million for 2010.  Since we currently maintain an adequate multi-year inventory of calcitonin and enzyme to support Fortical, we have temporarily suspended manufacturing of those materials at our Boonton facility.  However, we intend to maintain the current Good Manufacturing Practice (“cGMP”) status of the facility and the ability to manufacture at that location.  Implementation of the plan resulted in an immediate company-wide workforce reduction of approximately 30%.  The plan further provided for salary reductions in 2010 at all levels, including senior management, and other cost savings.  From time to time we will evaluate the feasibility of additional expenditures in areas such as preclinical and/or clinical studies in order to add value to certain of our current research projects.

In addition to our debt restructuring in March 2010, other cash received during 2010 was primarily from Fortical sales and royalties received under our agreement with Upsher-Smith Laboratories, Inc. (“USL”).  Our primary sources of cash have historically been (1) licensing fees for new agreements, (2) milestone payments under licensing or development agreements, (3) bulk peptide sales under licensing or supply agreements, (4) stockholder loans, (5) the sale of our common stock and (6) since 2005, Fortical sales and royalties. We cannot be certain that any of these cash sources will continue to be available to us in the future or, if they are available, the levels at which they will be available. Licensing fees from new collaborations are dependent upon the successful completion of complex and lengthy negotiations.  Milestone payments are based upon progress achieved in collaborations, which cannot be guaranteed, and are often subject to factors that are controlled neither by our licensees nor us. Product sales to our partners under these agreements are based upon our licensees’ needs, which are sometimes difficult to predict. Sale of our common stock is dependent upon our ability to attract interested investors, our ability to negotiate favorable terms and the performance of the stock market in general and biotechnology investments in particular.  Future Fortical sales and royalties will be affected by competition and continued acceptance in the marketplace and could be impacted by manufacturing, distribution or regulatory issues.

We believe that, in 2010, we will generate cash to apply toward funding a portion of our operations through sales of Fortical to USL and royalties on USL’s sales of Fortical and, in the long-term, through sales and royalties from the sale of Fortical and oral calcitonin, the achievement of milestones under our existing license agreements and revenue on future licensed products and technologies.  We are actively seeking additional licensing and/or supply agreements with pharmaceutical companies for our peptide manufacturing and drug delivery technologies and for the site-directed bone growth (“SDBG”) technology.  However, we may not be successful in achieving milestones under our current agreements, in obtaining regulatory approval for our other products or in licensing any of our other products or technologies.

Due to our limited financial resources, any further decline in Fortical sales and/or royalties, or delay in achieving milestones under our existing license agreements, or in signing new license or distribution agreements for our products or technologies or loss of patent protection, could have a material adverse effect on our cash flow and operations (see Notes C, D, E, F and O).

If we are unable to achieve significant milestones or sales under our existing agreements and/or enter into a new significant revenue generating license or other arrangement, we would eventually need to either secure another source of funding in order to satisfy our working capital needs and to remain in compliance with covenants in our financing agreement with Victory Park (see Note I) or significantly curtail our operations. Should the funding we require to sustain our working capital needs be unavailable or prohibitively expensive, the consequence would be a material adverse effect on our business, operating results, financial condition and prospects.  We believe that the Victory Park financing has satisfied our current cash requirements, but satisfying our cash requirements over the long term will require the successful commercialization of one or more of our biotechnologies or our licensees’ oral or nasal calcitonin products, our oral parathyroid hormone (“PTH”) product, the obesity program or another peptide product in the U.S. and/or abroad. However, it is uncertain whether any of these products other than Fortical will be approved or will be commercially successful.  The amount of future revenue from Fortical is also uncertain.

We have incurred annual operating losses since our inception and, as a result, at September 30, 2010, had an accumulated deficit of approximately $167,000,000.  Our cash requirements in 2010 to operate our research and manufacturing facilities and develop our products decreased from 2009 due to our December 2009 restructuring.

The global credit crisis that began in 2007 was further exacerbated by events occurring in the financial markets in the fall of 2008 and continuing in 2009 and 2010.  These events have negatively impacted the ability of corporations to raise capital through equity financings or borrowings.  The credit crisis may continue for the foreseeable future.  In addition, uncertainty about current and future global economic conditions may impact our ability to license our products and technologies to other companies and may cause consumers to defer purchases of prescription medicines, such as Fortical, in response to tighter credit, decreased cash availability and declining consumer confidence.  Accordingly, future demand for our product could differ from our current expectations.

NOTE B - BASIS OF PRESENTATION AND RECENT ACCOUNTING PRONOUNCEMENTS

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation, which are of a normal and recurring nature, have been included.  Operating results for the nine-month period ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.  For further information, please refer to our financial statements and footnotes thereto included in Unigene’s annual report on Form 10-K for the year ended December 31, 2009.

New Accounting Pronouncements

In April 2010, an accounting standard update was issued to provide guidance on defining a milestone and determining when it is appropriate to apply the milestone method of revenue recognition for research and development transactions.  Vendors can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period the milestone is achieved if the milestone meets all the criteria stated in the guidance to be considered substantive and must be considered substantive in its entirety. The amendments in this update became effective for our quarter ending June 30, 2010.  The adoption of this update did not have a significant effect on our financial statements.

In January 2010, an accounting standards update was issued which includes new disclosure requirements related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales, issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. The adoption of this update did not have a material impact on the Company's financial statements (see Note P).

In October 2009, an update to accounting guidance was issued to address the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit.  The amendments in this update will eliminate the residual method of allocation and require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method.  The amendments in this update will also require that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis.  The amendments in this update will become effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  We do not expect that the adoption will have a significant effect on our financial statements.

NOTE C- GLAXOSMITHKLINE AGREEMENT

In April 2002, we signed a licensing agreement with GlaxoSmithKline (“GSK”) for a value before royalties, PTH sales and reimbursement for development expenses, of up to $150,000,000 to develop an oral formulation of an analog of PTH currently in clinical development for the treatment of osteoporosis.  Under the terms of the agreement, GSK received an exclusive worldwide license to develop and commercialize the product.  GSK has reimbursed us for certain development activities during the program, including our activities in the production of raw material for development and clinical supplies, and will pay us a royalty on its worldwide sales of the product, if commercialized.  The royalty rate will be increased if certain sales milestones are achieved.  A Phase I human trial, which commenced in 2004, demonstrated positive preliminary results.  An aggregate of $8,000,000 in up-front and milestone payments has been received from inception through September 30, 2010.  We have also received an additional $5,000,000 from GSK for PTH sales and in support of our PTH development activities from inception through September 30, 2010.  There were no milestones achieved or PTH sales to GSK during 2010.  Bulk product sales to licensees, prior to product approval, are unpredictable and subject to the needs of the licensee.  GSK could make additional milestone payments in the aggregate amount of up to $142,000,000 subject to the progress of the compound through clinical development and through to the market.  We previously agreed with GSK that we would conduct further development including a small Phase I study, which we initiated in 2008 and successfully completed in 2009.  GSK has the right to acquire the data from our development activities for a fixed purchase price.  However, there are no assurances that our development activities will be successful or that GSK will acquire the data.  This agreement is subject to certain termination provisions.  Either party may terminate the license agreement if the other party (i) materially breaches the license agreement, which breach is not cured within 60 days (or 30 days for a payment default), (ii) voluntarily files, or has served against it involuntarily, a petition in bankruptcy or insolvency, which, in the case of involuntary proceedings, remains undismissed for 60 days, or (iii) makes an assignment for the benefit of creditors.  Additionally, GSK may terminate the license agreement at any time for various reasons including safety or efficacy concerns of the PTH product, significant increases in development timelines or costs, or significant changes in the osteoporosis market or in government regulations.  The GSK agreement shall continue in full force and effect on a licensed product-by-licensed product and country-by-country basis until the date GSK and its affiliates and sublicensees have no remaining royalty obligations in such country in accordance with the agreement.

NOTE D – UPSHER-SMITH AGREEMENT

In November 2002, we signed an exclusive U.S. licensing agreement with USL for a value before royalties of $10,000,000 to market our patented nasal formulation of calcitonin for the treatment of osteoporosis.  There are no potential milestone payments remaining under this agreement.  We are responsible for manufacturing the product and USL packages the product and distributes it nationwide. Fortical was approved by the Food and Drug Administration (“FDA”) and launched by USL in August 2005.  Revenue for the nine months ended September 30, 2010 included $3,870,000 in sales to USL and $2,429,000 in royalties from USL.  Revenue for the nine months ended September 30, 2009 included $5,311,000 in sales to USL and $3,529,000 in royalties from USL.  At September 30, 2010, our accounts receivable from USL for sales and royalties were approximately $1,729,000.  From August 2005 through September 2010, we have recognized an aggregate of $39,728,000 in Fortical sales and $24,577,000 in Fortical royalties.  We recognize USL royalty revenue based upon the quarterly USL royalty report. This provides for a reliable measure as well as reasonable assurances of collectability.  Royalty revenue is earned on net sales of Fortical by USL and is recognized in the period Fortical is sold by USL.  Future sales and royalties are contingent upon many factors including competition, pricing, marketing and acceptance in the marketplace and, therefore, are difficult to predict.  In December 2008, Apotex and Sandoz launched nasal calcitonin products which are generic to Novartis’ nasal calcitonin product, but not to Fortical.  In June 2009, Par also launched a product generic to Novartis’ nasal calcitonin product.  Certain providers have substituted these products for Fortical, causing Fortical sales and royalties to decrease.  This agreement may be terminated by either party by mutual agreement or due to breach of any material provision of the agreement not cured within 60 days. In addition, USL may terminate the agreement under certain circumstances where USL assigns the agreement and we do not approve the assignment.  The term of the USL agreement shall continue through the expiration of USL’s obligation to pay royalties and continue thereafter.

NOTE E – NOVARTIS AGREEMENT

In April 2004, we signed a worldwide licensing agreement with Novartis for a value before royalties of up to $18,700,000 to allow Novartis to manufacture calcitonin using our patented peptide production process.  We have received an aggregate of $13,700,000 from Novartis under this agreement and there are up to $5,000,000 in potential milestone payments remaining.  For both the nine months ended September 30, 2010 and 2009, we recognized $670,000 in licensing revenue.

During 2004, Novartis purchased calcitonin from us for use in their oral calcitonin development program and implemented our patented manufacturing process at Novartis facilities. Sandoz, a Novartis affiliate, concluded a manufacturing campaign in 2005 based on our process and produced multiple kilograms of calcitonin at a scale that represents a ten-fold increase above our current production capacity. Calcitonin produced by Sandoz is being used by Novartis in their ongoing Phase III clinical trials for osteoporosis and osteoarthritis.

In July 2010, an independent Data Monitoring Committee (“DMC”) reviewed and conducted a “futility” analysis of one-year data for all patients enrolled in one of Novartis’s osteoarthritis studies, including both an assessment of safety and efficacy parameters.  The DMC concluded there was no reason to stop the study because of safety findings.  In addition, the DMC concluded there was no reason to continue the study because of efficacy findings, but also determined that the final decision whether to continue this study rests with the study sponsors.  In October 2010, Novartis and its partner Nordic Bioscience announced that this study of patients with osteoarthritis of the knee is currently ongoing.  In addition, in October 2010, Novartis released information on a different study on oral calcitonin for the treatment of osteoarthritis.  The top-level results indicated that the study did not meet the first of three co-primary endpoints and results from the other two co-primary endpoints indicated clinical efficacy related to certain symptom modification.  Novartis and its partner Nordic Bioscience announced their plan to continue to analyze and evaluate the results of this study and to determine appropriate next steps.  Novartis and Nordic Bioscience also confirmed that a concurrent third study of oral calcitonin for the treatment of osteoporosis is proceeding as planned.

We will receive royalties on net sales of any existing or future Novartis products that contain calcitonin manufactured by Novartis using our technology.  Since Novartis will be conducting all future product development and clinical trials for its own oral calcitonin product in conjunction with its partner, a competitor of ours, the anticipated completion date is outside our control. If Tarsa (See Note F) and Novartis each successfully develops oral calcitonin products, they would be competing in this area.  This agreement may be terminated by either party due to a material breach not cured within 60 days or due to insolvency or bankruptcy proceedings not dismissed within 60 days and for other customary events of default.  The Novartis license agreement shall continue in full force and effect until the earlier of (a) the date Novartis and its affiliates cease to manufacture calcitonin for use in Novartis drug products and in Unigene drug products and (b) the date Novartis and/or its affiliates decide not to manufacture calcitonin.

NOTE F – TARSA AGREEMENT

In October 2009, we licensed our Phase III oral calcitonin program (the “Program”) to Tarsa Therapeutics, Inc. (“Tarsa”), a new company formed by a syndicate of three venture capital funds specializing in the life sciences:  MVM Life Science Partners, Quaker BioVentures and Novo A/S.  Simultaneously, Tarsa announced the closing of a $24 million Series A financing from the investor syndicate.

In consideration for our sale to Tarsa of an exclusive license for the Program, we received from Tarsa approximately $8,993,000 in cash and 9,215,000 shares of common stock in Tarsa (which represented a 26% ownership).  The cash consideration was based upon the expenses we had incurred for the calcitonin program.  We valued the common stock at $0.23 per share or a total of $2,119,000 with the assistance of an outside valuation firm.  These shares are pledged as security under the Victory Park loans.  We determined the Program was an integrated set of activities and assets that met the definition of a “business” under applicable accounting guidance.

Tarsa will be solely responsible for the future costs of the global Phase III clinical trial for the Program that was initiated in 2009.  We are eligible to receive milestone payments based on the achievement of certain sales benchmarks, as well as royalties on product sales.  We have no further cash or non-cash obligations to Tarsa or the Program.  Additionally, prepaid Phase III expenses of $4.6 million deferred through September 30, 2009 were recognized in 2009 and netted against the consideration received from Tarsa.

As of the effective date of the agreement, Tarsa is responsible for all expenses incurred related to the Program and any additional involvement by Unigene requires a separate statement of work to be negotiated and executed. Thus, no additional expenses will be incurred by us related to the clinical study, except as agreed upon in subsequent statements of work.  There is no joint development or steering committee between us and Tarsa related to the manufacturing and development of Phase III and future products.

As we have no commitment to fund the losses of Tarsa, our 2009 operations included a loss of $2,119,000, which represented our proportionate share of Tarsa’s loss up to the amount of our investment in Tarsa.  The loss reduced our investment in Tarsa to zero and, as a consequence, our 2010 and future financial results will not be negatively affected by Tarsa’s ongoing operations.

In July 2010, Tarsa announced that it had completed patient enrollment in its multinational, randomized, double-blind, placebo-controlled Phase III trial designed to enroll approximately 550 patients.  In addition, Tarsa announced that the independent DMC for the trial had completed two separate safety reviews of patient data and recommended that the trial proceed as planned.

In connection with the sale of the Program to Tarsa, we issued 300,000 shares of our common stock to Victory Park in exchange for Victory Park’s surrender of an existing warrant to purchase up to 1,000,000 shares of our common stock.  These shares were valued at $1.91 per share for an aggregate expense of $573,000 which was recognized and netted against the consideration received from Tarsa.

The Tarsa agreement shall continue on a licensed product-by-licensed product and country-by-country basis until no royalties are owed with respect to net sales of such licensed product in such country.

NOTE G – INVENTORY

Inventories consisted of the following as of September 30, 2010 and December 31, 2009:

	2010	2009
Current Inventory
Finished goods – net of allowances of $1,158,000 and $692,000, respectively	$1,435,243	$1,385,782
Raw materials – net of allowances of $48,000 and $25,000, respectively	476,847	547,230

Total	$1,912,090	$1,933,012

Noncurrent Inventory
Finished Goods	$1,507,727	$3,415,298
Raw Material	1,512,602	1,574,370

Total	$3,020,329	$4,989,668

Typically, finished goods and work in process inventory, if any, are fully reserved except for the amounts deemed saleable by management based upon current or anticipated orders, primarily under contractual arrangements. Our reserves for finished goods and raw materials were $1,206,000 at September 30, 2010, an increase of $489,000 from December 31, 2009.  The increase was primarily due to our decision not to pursue an additional improvement for our calcitonin manufacturing process.  Based upon expected future orders, $1,508,000 of our finished goods inventory and $1,513,000 of our raw material inventory were classified as noncurrent assets at September 30, 2010.  We expect this inventory to be fully recoverable, therefore no reserve was established. Total non-current inventory decreased in 2010 due to our cessation of production of calcitonin and enzyme in 2010.

NOTE H – NOTES PAYABLE – LEVYS

To satisfy our short-term liquidity needs, Jay Levy, Jean Levy, Warren Levy and Ronald Levy (the “Levys”) from time to time (prior to 2003) made loans to us.  Jay Levy, our former director, Chairman of the Board, Treasurer and Assistant Secretary, and Jean Levy are/were the parents of Warren Levy and Ronald Levy, former executive officers and directors.  At May 10, 2007, the outstanding principal and interest on these loans were $7,095,000 and $8,642,517, respectively, with interest rates ranging from 8.5% to 14.2%.  The total owed on May 10, 2007 aggregated $15,737,517, of which approximately $8,900,000 in principal and interest were in default, and was restructured as eight-year term notes, with a fixed simple interest rate of 9% per annum.  Interest expense was calculated using an effective interest method, at a rate of 7.6%, over the life of the notes due to the deferred payment schedule contained in the notes.  No gain or loss was recognized on the restructuring transaction.  Required quarterly payments of principal and interest under these new notes were to begin in May 2010 and continue over a five-year period.  Total interest expense on all Levy loans was approximately $397,000 and $354,000, respectively, for the three months ended September 30, 2010 and 2009 and $1,167,000 and $1,042,000 respectively, for the nine months ended September 30, 2010 and 2009.  As of September 30, 2010, total accrued interest on all Levy loans was $4,654,174 and the outstanding loans by these persons to us totaled $14,737,518 (after a required $1,000,000 principal payment in May 2010), for an aggregate owed to them of $19,391,692.

In March 2010, in conjunction with the Victory Park refinancing, the Levy loans were amended and restated to modify the terms therein.  The amended notes, which continue to be secured by a secondary lien on our equipment and certain of our United States patents and patent applications, as well as a secondary mortgage on certain of our real property, bear interest at a rate of 9% per annum from May 10, 2007 to March 17, 2010 and 12% per annum thereafter, each of which shall be non-compounding.  As of March 17, 2010, interest expense is calculated using an effective interest method, at a rate of 8.2%, over the life of the notes due to the deferred payment schedule contained in the notes.  Subject to the conditions set forth in our financing agreement with Victory Park, we are obligated to make the following payments as set forth in, and pursuant to, the amended notes: an aggregate principal payment of $1,000,000 on May 10, 2010, which has been paid; an aggregate principal payment of $500,000 on November 10, 2010; an aggregate principal payment of $250,000 on May 10, 2011; and payment of all unpaid principal and accrued and unpaid interest on June 18, 2013.  These loans are collateralized by secondary security interests in our equipment, real property and certain of our patents and remain subordinated to the Victory Park notes.

Outstanding Levy loans consisted of the following at September 30, 2010 and December 31, 2009 (in thousands):

	2010	2009
Long-term loans, current portion	$750	$2,361
Long-term loans	13,988	13,377
	14,738	15,738
Accrued interest, short-term	--	1,298
Accrued interest, long-term	4,654	2,189
Total loans and interest	$19,392	$19,225

NOTE I - NOTE PAYABLE – VICTORY PARK

On September 30, 2008 we entered into a financing agreement with Victory Park pursuant to which we borrowed $15,000,000 from Victory Park and, in connection therewith, we issued to Victory Park a three-year senior secured non-convertible term note.  Richard Levy (no relation to the Levys), our Chairman of the Board, is the Managing Principal and Founder of Victory Park.  We received net proceeds of $14,372,000 after fees and closing expenses paid as of September 30, 2008.  On May 22, 2009, we drew down the remaining $5,000,000 available under this agreement.  These term notes were purchased by Victory Park affiliates at a 3% discount to the face amount and we received net proceeds of $4,803,000 after fees and closing expenses.  Pursuant to the financing agreement, we issued an aggregate of 1,500,000 shares of Common Stock to Victory Park.  Subsequently, pursuant to a Warrant Exchange Agreement, dated as of October 19, 2009, with Victory Park, we issued 300,000 shares of Common Stock to Victory Park in exchange for Victory Park’s surrender of a warrant to purchase 1,000,000 shares of Common Stock.

During January 2009 and February 2010, respectively, we repaid approximately $463,000 and $180,000 in principal in accordance with mandatory prepayment terms.  For the three months ended September 30, 2010 and 2009 we recognized approximately $2,220,000 and $934,000, respectively, in cash and non-cash interest expense on these notes.  For the nine months ended September 30, 2010 and 2009 we recognized approximately $5,496,000 and $2,424,000, respectively, in cash and non-cash interest expense under these notes.

These notes bore interest through March 16, 2010 at the prime rate plus 7%, subject to a floor of 14% per annum and a cap of 18% per annum.  In conjunction with this financing, loans held by the Levys were subordinated to the Victory Park notes.  We pledged all of our current and future assets, including intellectual property, as collateral under the Victory Park notes.

After the close of business on March 16, 2010, we entered into an amended and restated financing agreement with Victory Park.  The restated financing agreement amends and restates in its entirety and replaces the financing agreement dated as of September 30, 2008.

Under the terms of the restated financing agreement, we issued to Victory Park $33,000,000 aggregate principal amount of three-year, senior secured convertible notes by way of surrender of the three-year, senior secured non-convertible notes previously issued pursuant to the original financing agreement, in the aggregate principal amount of approximately $19,358,000, and by way of cash payment of approximately $13,642,000 for the balance.  These convertible notes were purchased at a 2% discount to the face amount.  Total fees and expenses at closing were approximately $2,007,000 and these closing costs are shown on our Statement of Operations as debt issuance costs.  The financing was considered a troubled debt restructuring due to our financial condition and due to a decrease in the effective rate of the note.  Therefore, these costs were expensed in March 2010.  We therefore received net cash proceeds of approximately $11,635,000.  The balance of deferred financing costs ($201,998 at September 30, 2010) and note discount ($8,025,844 at September 30, 2010) from the 2008, 2009 and 2010 Victory Park financings are being amortized over the three-year term of the new convertible notes to interest expense on a straight-line basis which approximates the effective interest rate method.  In addition, under certain circumstances, we may request that Victory Park purchase (which purchase shall be in Victory Park’s sole discretion) up to an additional $3 million aggregate principal amount of convertible notes at one subsequent closing.  The maturity date of the convertible notes has been extended to March 17, 2013 from September 30, 2011 under the original notes.  After the first anniversary of the first closing, under certain circumstances, we have the right to prepay up to $13,642,472 of the convertible notes at a price equal to 110% of the convertible notes being repaid plus accrued and unpaid interest, subject to customary conditions.  The convertible notes are secured by a first priority lien on all of our current and future assets.  The convertible notes will accrue interest at a rate per annum equal to the greater of the prime rate plus 5% and 15%, which, in the absence of an event of default, shall be capitalized and added to the outstanding principal balance of the convertible notes on each anniversary of the date of issuance other than the maturity date.  Interest expense is calculated using an effective interest method, at a rate of 15.9%, over the three-year life of the notes due to the deferred payment schedule contained in the notes.  The notes are convertible into shares of Common Stock at the holder’s option upon the earliest of (a) March 17, 2011, (b) the earliest date on which we are required under the notes to provide to the holder prior written notice of our intention to consummate, or the occurrence of, a fundamental transaction (as defined in the notes), (c) our delivery of a redemption notice and (d) the occurrence of an event of default under the restated financing agreement.  The notes are not currently convertible.  The initial conversion rate, which is subject to adjustment as set forth in the notes, is calculated by dividing the sum of the principal to be converted, plus all accrued and unpaid interest thereon, by $0.70 per share.  If we subsequently make certain issuances of Common Stock or Common Stock equivalents at an effective purchase price less than the then-applicable conversion price, the conversion price of the notes will be reduced to such lower price.  We lacked sufficient shares of Common Stock to deliver all of the shares of Common Stock to be issued upon conversion of the notes and therefore, we were required to obtain stockholder approval to amend our certificate of incorporation to increase the number of authorized shares.  We obtained this approval on June 15, 2010 at our annual meeting of stockholders.

As the Victory Park notes are convertible into shares of our Common Stock and prior to June 15, 2010 we did not have sufficient authorized shares to effectuate a full conversion of the notes, the conversion feature was being treated as a liability.  As such we established a liability for the conversion feature based on its fair value.  The liability for the conversion feature was marked to the market at the end of each quarter until such time as additional shares were authorized.  We therefore recognized a non-cash expense of $10,034,000 in the first quarter of 2010 which represented the change in the fair value of the conversion feature of the notes from the closing date of March 16, 2010 to the balance sheet date of March 31, 2010.  In the second quarter of 2010, we recognized a non-cash gain of $1,909,000 due to the change in the fair value of the conversion feature of the note from March 31, 2010 to June 15, 2010, the date of stockholder approval of the amendment to increase the number of authorized shares.  In addition, at March 31, 2010, we had a liability on our balance sheet for the embedded conversion feature in the amount of $18,633,000, which was the value of the embedded conversion feature as of March 31, 2010.  After reducing this liability by the $1,909,000 gain as described above, the balance of $16,724,000 was reclassified to additional paid-in capital since the embedded conversion feature no longer met the bifurcation criteria.

In addition, pursuant to the restated financing agreement, in March 2010, Richard Levy became a member of the Board, Chairman of the Board and a member of our Nominating and Corporate Governance Committee. Victory Park has the right, subject to certain conditions, to designate an individual to fill the current vacant seat on the Board.  That individual (the “VPC Designee”) will become a member of the Board’s Compensation Committee and Audit Committee.  Moreover, we agreed that until such time as (i) the aggregate principal amount outstanding under the senior secured convertible notes issued to Victory Park is less than $5 million and (ii) Victory Park beneficially owns less than twenty percent of the issued and outstanding shares of our Common Stock, our Nominating and Corporate Governance Committee shall take all actions reasonably necessary to recommend the nomination of, and the Board shall nominate for reelection to the Board, Richard Levy and the VPC Designee (or substitutes or replacements designated by Victory Park).

We must maintain a cash balance equal to at least $2,500,000 and our cash flow (as defined in the restated financing agreement) must be at least $2,000,000 in any fiscal quarter or $7,000,000 in any three consecutive quarters.  The restated financing agreement specifies certain events of default including, without limitation:  failure to pay principal or interest; filing for bankruptcy; breach of covenants, representations or warranties; the occurrence of a material adverse effect (as defined in the restated financing agreement); a change in control (as defined in the restated financing agreement); lack of timely filing or effectiveness of a required registration statement; and any material decline or depreciation in the value or market price of the collateral.  We are subject to certain cash damages, as set forth in the convertible notes, in the case of a failure to timely convert the notes, and a failure to timely convert is also an event of default, subject to additional remedies.  Upon any default, among other remedies, both principal and interest would be accelerated and additional charges would apply.  As of September 30, 2010, we were in compliance with all of these covenants.

Pursuant to the amended and restated registration rights agreement executed in connection with the March 2010 financing, we filed a registration statement with the SEC registering the resale of the shares currently or to be held by Victory Park including the conversion shares, which registration statement was declared effective on July 13, 2010. We agreed to keep the registration statement effective at all times until the earlier of (i) the date as of which all the registrable securities may be sold without restriction pursuant to Rule 144 and (ii) the date on which all of the registrable securities covered by such registration statement have been sold.  If on any day after the effective date of the registration statement, sales of all of the registrable securities cannot be made (other than during an allowable grace period) pursuant to the registration statement (including because of a suspension or delisting of the Common Stock on its principal market or a failure to register a sufficient number of shares of Common Stock), then as partial relief for the damages to any holder of registrable securities we shall pay to each holder of registrable securities an amount in cash equal to two percent (2%) of the aggregate value of such holder’s registrable securities required to be included in such registration statement or the initial date of such failure and on every 30th day thereafter (pro rated for periods totaling less than 30 days) until March 17, 2012, excluding for days prior to the date that the convertible notes become convertible, the value of any conversion shares included in such registrable securities.

NOTE J - DEBT

We have short-term and long-term debt outstanding to Victory Park, the Levys and our China joint venture partner.

Aggregate maturities of all outstanding debt at September 30, 2010 were as follows:

2010	$1,700,000
2011	250,000
2012	--
2013	46,987,518
48,937,518
Discount – Victory Park (see Note I)	(8,025,844)
$40,911,674

Presentation on Balance Sheet:
	September 30, 2010	December 31, 2009

Notes payable – Levys: long-term (see Note H)	$13,987,518	$13,376,889
Notes payable – Levys: short-term (see Note H)	750,000	2,360,628
Notes payable – Victory Park –net of discount of $8,025,844 in 2010 and $1,357,003 in 2009 (see Note I)	24,974,156	18,180,203
Note payable-China Joint Venture Partner-net of discount of $64,571 in 2009 (see Note K)	1,200,000	2,010,429
	$40,911,674	$35,928,149

NOTE K – CHINA JOINT VENTURE

In June 2000, we entered into a joint venture agreement with Shijiazhuang Pharmaceutical Group (“SPG”), a pharmaceutical company in the People’s Republic of China. We currently own 45% of the joint venture and have a 45% interest in the entity’s profits and losses (the “China Joint Venture”). We account for our investment in the China Joint Venture under the equity method. Our share of the losses in the China Joint Venture for the nine months ended September 30, 2010 and 2009 were $75,000 and $148,000, respectively.

Although the Company does not believe that it is required to make any further contributions to the China Joint Venture , there exists a misunderstanding as to whether Unigene owes an additional $1.2 million for discretionary loans or equity contributions to the China Joint Venture and the $1.2 million has been recorded as a liability on our balance sheet.  To date, Unigene has paid its cash capital requirement of $1,050,000 and also completed its required technology transfer, thereby satisfying in full its registered capital contribution.  In addition, Unigene believes that the China Joint Venture owes Unigene the amount of $678,000 as reimbursement for monies paid, and engineering services provided to, or on behalf of, the China Joint Venture by Unigene.  The reimbursement amount is subject to confirmation by our China Joint Venture partner and therefore has not been recorded as a receivable since its collectability is uncertain.  While there are no assurances that the parties will reach agreement with respect to these disputed amounts, Unigene believes that it will reach an amicable resolution of the amounts due and owing each party.

For each quarter of 2010 and 2009, we recognized a gain of $66,000 on the transfer of technology and know-how to the China Joint Venture.  This gain represents the difference between the fair value of the technology and licenses transferred to the China Joint Venture and the book value of these assets.  The China Joint Venture valued these assets at $4,500,000; their book value was $0 representing a gain of $4,500,000.

As part of our strategic realignment announced in September 2010, we have determined that the China Joint Venture no longer fits our core focus and therefore we will look to monetize our investment therein to the greatest extent possible, and terminate our participation in the China Joint Venture.

NOTE L – STOCK OPTION COMPENSATION

Compensation expense is calculated each quarter for consultants using the Black-Scholes option pricing model, until the option is fully vested.  Based upon options issued to consultants, we recognized compensation benefits of $5,000 and of $6,000, respectively, for the three months and nine months ended September 30, 2010.  We recognized compensation benefits of $25,000 and compensation expense of $74,000, respectively, for the three months and nine months ended September 30, 2009.  These amounts are included in research and development expenses.

For the three months ended September 30, 2010, we recognized share-based compensation cost for employees and directors, of $176,000, which consisted of $152,000 in general and administrative expenses and $24,000 in research and development expenses.  For the three months ended September 30, 2009, we recognized share-based compensation cost for employees and directors, of $78,000, which consisted of $59,000 in general and administrative expenses and $19,000 in research and development expenses.  For the nine months ended September 30, 2010, we recognized share-based compensation cost for employees and directors, of $488,000, which consisted of $424,000 in general and administrative expenses and $64,000 in research and development expenses.  For the nine months ended September 30, 2009, we recognized share-based compensation costs for employees and directors, of $301,000, which consisted of $212,000 in general and administrative expenses and $89,000 in research and development expenses.  We did not capitalize any share-based compensation cost.

As of September 30, 2010, there was approximately $1,480,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under our stock option plans.  That cost is expected to be recognized over a weighted-average period of approximately one and a half years.

For the three months and nine months ended September 30, 2010 and 2009, we estimated the fair value of each option award on the date of grant using the Black-Scholes model.  We utilized the risk-free interest rate for periods equal to the expected term of the option based upon U.S. Treasury securities in effect at the time of the grant.  We have no present intention of declaring any dividends.  We based expected volatility on historical volatility.  We estimated the expected term of stock options using historical exercise experience.

The following table shows the weighted average assumptions we used to develop the fair value estimates:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Expected volatility	60.2%	57.0%	59.5%	52.3%
Expected dividends	--	--	--	--
Expected term (in years)	6.0	5.3	6.0	5.3
Risk-free rate	1.42%	2.7%	2.2%	1.9%
Forfeiture rate - employees	20%	20%	20%	20%
Forfeiture rate – officers and directors	0%	0%	0%	0%

A summary of option activity as of September 30, 2010 and changes during the nine months then ended is presented below:

Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2010	4,782,915	$1.37
Granted (1)	3,297,000	0.75
Exercised	(8,600)	0.33
Forfeited or expired	(145,000)	1.87

Outstanding at September 30, 2010	7,926,315	$1.10	6.0	$341,000

Exercisable at September 30, 2010	3,754,064	$1.45	4.8	$298,000

(1) Includes options for 2,000,000 shares granted to our new CEO in June 2010 at a weighted average exercise price of $0.70.

The weighted-average grant-date fair value of options granted during the three months ended September 30, 2010 and 2009 was $0.32 and $0.59, respectively.  The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2010 and 2009 was $0.40 and $0.31, respectively.  The total intrinsic value, which represents the difference between the underlying stock’s market price and the option’s exercise price, of options exercised during the three months and nine months ended September 30, 2010 was $1,500 and $3,300, respectively, and for the three months and nine months ended September 30, 2009 was $112,000 and $148,000, respectively.

Cash received from option exercises under all share-based payment arrangements for the three months and nine months ended September 30, 2010 was $1,400 and $2,800, respectively, and for the three months and nine months ended September 30, 2009 was $77,000 and $87,000, respectively.  No tax benefit was realized from option exercises.

Restricted Stock Awards

We periodically grant restricted stock awards to directors, certain officers and other employees that typically vest six months to one year from their grant date. We recognized $43,000 and $215,000, respectively, of compensation expense during the three-month and nine-month periods ended September 30, 2010 and we recognized $15,000 and $106,000, respectively, of compensation expense during the three-month and nine-month periods ended September 30, 2009 related to restricted stock awards.  Stock compensation expense is recognized over the vesting period of the restricted stock.  At September 30, 2010, we had approximately $39,000 of total unrecognized compensation cost related to non-vested restricted stock, all of which will be recognized from October 2010 through April 2011.

	Shares	Weighted Average Grant Date Fair Value
Non-vested balance at January 1, 2010	50,000	$0.80
Changes during the period:
Shares granted	372,100	0.70
Shares vested	(231,450)	0.72
Shares forfeited	(26,650)	0.70

Non-vested balance at September 30, 2010	164,000	$0.70

NOTE M – NET LOSS PER SHARE

We compute and present both basic and diluted earnings per share (“EPS”) on the face of the statement of operations.  Basic EPS is computed using the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock at the beginning of the period (or as of the date of issuance if issued in the current year) being reported on, and the effect was dilutive.  Our weighted average shares outstanding used for computing diluted loss per share were the same as those used for computing basic loss per share for each of the three-month and nine-month periods ended September 30, 2010 and 2009 because inclusion of our stock options and warrants (approximately 8,148,000 and 7,646,000 shares of common stock, if exercised, for the three-month periods ended September 30, 2010 and September 30, 2009, respectively, and approximately 6,754,000 and 7,539,000 shares of common stock, if exercised, for the nine-month periods ended September 30, 2010 and September 30, 2009, respectively) would be antidilutive.  The three months and nine months ended September 30, 2010 include warrants to purchase an aggregate of 60,000 shares of common stock at exercise prices ranging from $2.00 to $2.20 per share, with expiration dates ranging from 2012 to 2015.  The three months and nine months ended September 30, 2009 include warrants to purchase an aggregate of 2,121,571 shares of common stock at exercise prices ranging from $1.77 to $4.25 per share, with expiration dates ranging from 2010 to 2015.  The convertible notes to Victory Park have not been included above because they are not currently convertible.

Reconciliation between the number of issued shares shown on the balance sheet and the number of shares used to determine EPS at September 30, 2010 and September 30, 2009:

	2010	2009
Issued shares per balance sheet	92,325,597	90,921,706
Unvested restricted stock	(164,000)	(85,000)
Treasury Stock	(26,650)	--
Shares used in determining EPS	92,134,947	90,836,706

NOTE N – PATENTS AND OTHER INTANGIBLES

During the first quarter of 2009, we wrote-off fully amortized expired patents in the aggregate amount of $744,000.

NOTE O - LEGAL PROCEEDINGS

Fortical, our nasal calcitonin product for the treatment of postmenopausal osteoporosis, is covered by U.S. Patent No. 6,440,392 (the “Fortical Patent”).  In June 2006, we received a “Paragraph IV certification letter” from Apotex Inc., a Canadian generic pharmaceutical manufacturer, alleging that this patent is invalid and therefore not infringed by Apotex’s nasal calcitonin product which is the subject of an Apotex pending abbreviated NDA (“ANDA”).  On July 24, 2006, we and USL jointly filed a lawsuit against Apotex Inc. and Apotex Corp., its U.S. subsidiary (together “Apotex”), in the U.S. District Court for the Southern District of New York for infringement of our Fortical Patent. Due to our filing of the above-mentioned lawsuit, the Hatch-Waxman Act provided for an automatic stay of FDA approval for Apotex’s ANDA of up to 30 months.  In December 2008, this stay ended and we and Apotex entered a preliminary injunction enjoining Apotex from engaging in the commercial manufacture, use, marketing, distribution, selling, transportation or importation of any Fortical® generic equivalent product in the United States.  The preliminary injunction will remain in effect until the court renders a final decision on the validity and infringement of Unigene’s U.S. Patent.  In obtaining the preliminary injunction, Unigene and USL were required to post a bond and, if we do not prevail in the lawsuit, Unigene would be responsible for paying $1,662,500 to Apotex under the injunction agreement.  In August 2009, the U.S. District Court, Southern District of New York, confirmed the validity of Unigene’s patent and issued an order permanently enjoining Apotex from engaging in any activity that infringes the patent.  The motion of the plaintiffs, Unigene and its licensee USL, for summary judgment in the case was granted.  The Court upheld the validity of the Fortical Patent and entered a permanent injunction against Apotex.  Apotex appealed this decision.  In October 2009, the District Court vacated its Order subject to reinstatement and asked the parties to identify any claims that remain in the case.  As a result, Apotex’s appeal was deactivated.  In July 2010, the Court ruled that no claims remain at issue and it reinstated its opinion and order of August 2009 in its entirety.  Accordingly, the motion for summary judgment was entered in favor of Unigene and USL.  Apotex appealed this decision to the United States Court of Appeals for the Federal Circuit and the parties are currently submitting briefs on appeal.  There is the usual litigation risk that we will not be successful in the appeal and potentially subsequent litigation if it is remanded.  In the event that we do not prevail, then Apotex could be in a position to market its nasal calcitonin product if and when its pending ANDA receives FDA approval.  This could have a material adverse impact on our results and financial position.

NOTE P – FAIR VALUE MEASUREMENTS

U.S. GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability to a third party with the same credit standing (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In many cases, the exit price and the transaction (or entry) price will be the same at initial recognition. However, in certain cases, the transaction price may not represent fair value. Given our financial condition described in Note A, it is not practicable to estimate the fair value of our notes payable at September 30, 2010. We believe that the carrying amounts of cash and cash equivalents, our accounts receivable and accounts payable approximate fair value due to their short-term nature. Fair value is a market-based measurement determined based on a hypothetical transaction at the measurement date, considered from the perspective of a market participant, not based solely upon the perspective of the reporting entity. When quoted prices are not used to determine fair value, consideration is given to three broad valuation techniques: (i) the market approach, (ii) the income approach, and (iii) the cost approach. Entities are required to determine the most appropriate valuation technique to use, given what is being measured and the availability of sufficient inputs. Inputs to fair valuation techniques are prioritized, allowing for the use of unobservable inputs to the extent that observable inputs are not available. The applicable guidance establishes a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation. The input levels are defined as follows:

Level 1          Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2          Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1, quoted prices in markets that are not active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3          Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities.  Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.  Level 3 assets and liabilities include those whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as those for which the determination of fair value requires significant management judgment or estimation.

The Company has categorized its liabilities measured at fair value into the three-level fair value hierarchy, as defined above, based upon the priority of inputs to respective valuation techniques. Liabilities included within Level 3 of the fair value hierarchy included an embedded conversion feature which requires fair value on a recurring basis.  The valuation methodology uses a combination of observable and unobservable inputs in calculating fair value.  The fair value of the conversion feature was determined using a lattice pricing model.

The changes in Level 3 liabilities measured at fair value on a recurring basis during the nine months ended September 30, 2010 are summarized as follows:

	Balance Beginning of Period	Issuance	(Gain) or Loss Recognized in Earning from Change in Fair Value	Reclassification to Additional Paid-in Capital	Balance End of Period
For the nine months ended,
September 30, 2010
Embedded conversion feature	$--	$8,599,000	$8,125,000	$(16,724,000)	$--

For the nine months ended September 30, 2010, total loss of approximately $8,125,000 is included in the Statements of Operations caption “Loss on change in fair value of embedded conversion feature.”  The balance of $16,724,000 was reclassified to additional paid-in capital since the embedded conversion feature no longer met the bifurcation criteria after stockholder approval of the increase in authorized shares in June 2010.

NOTE Q – SUBSEQUENT EVENT

On November 1, 2010 we received notification that we were awarded an aggregate of $978,000 in grants under the IRS Qualifying Therapeutic Discovery Project (QTDP). The program, which targets therapeutic discovery projects that show potential to result in new therapies to treat areas of unmet medical need or treat chronic or acute diseases and conditions potentially resulting in reduced health care costs, was awarded to help fund the further development of four of our programs.

Item 2.       Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2009, including the financial statements and notes contained therein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10-Q contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects.  We have based these forward-looking statements on our current expectations and projections about future events.   These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission (“SEC”) filings, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2009 and this quarterly report on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact.

RESULTS OF OPERATIONS

Introduction

We are a biopharmaceutical company engaged in the research, production and delivery of small proteins, referred to as peptides, for medical use. We have a patented manufacturing technology for producing many peptides cost-effectively. We also have patented oral and nasal delivery technologies that have been shown to deliver medically useful amounts of various peptides into the bloodstream. We currently have three operating locations: administrative and regulatory offices in Boonton, New Jersey, a laboratory research facility in Fairfield, New Jersey and a pharmaceutical production facility in Boonton, New Jersey.

In June 2010, we appointed Ashleigh Palmer as our Chief Executive Officer and since then, we have hired a number of new executive officers, and a new director has joined our Board of Directors.  In addition, in September 2010, we announced a strategic realignment of our business and the creation of two new highly-focused strategic business units.  One business unit will concentrate on our pipeline of proprietary peptide development programs focused on metabolic disease and inflammation.  The other business unit will focus on opportunities where we can apply our platform of peptide drug delivery and manufacturing assets, expertise and capabilities to partners’ proprietary development programs.  As part of this strategic realignment, we also determined that certain programs that do not fit our core focus, such as our China Joint Venture and our SDBG program, will be monetized, out-licensed or terminated.

Historically, our primary focus has been on the development of calcitonin and other peptide products for the treatment of osteoporosis and other indications. Our revenue for the past three years has primarily been derived from domestic sources. We have licensed in the U.S. our nasal calcitonin product for the treatment of osteoporosis, which we have trademarked as Fortical, to USL. Fortical was approved by the FDA in 2005. This is our first product approval in the United States. We have licensed worldwide rights to our patented manufacturing technology for the production of calcitonin to Novartis.  We have licensed worldwide rights to our manufacturing and delivery technologies for oral PTH for the treatment of osteoporosis to GSK.  In October 2009, we licensed on a worldwide basis (except for China) our Phase III oral calcitonin program to Tarsa.

To expand our product pipeline, we are developing: (i) SDBG technology, which we developed in conjunction with Yale University pursuant to a research agreement that terminated in the second quarter of 2010; (ii) potential therapies for inflammation and cardiovascular disease based on technology we have in-licensed from Queen Mary, University of London; and (iii) a novel peptide treatment for obesity.  In September 2010, we determined that SDBG does not fit our core focus and we will seek to monetize the investment or out-license or partner it to another company.  All of these programs are in a preclinical, early stage of development.  We also periodically perform feasibility studies for third parties.  Our products, other than Fortical in the United States, will require clinical trials and/or approvals from regulatory agencies and all of our products will require acceptance in the marketplace. There are risks that these clinical trials will not be successful and that we will not receive regulatory approval or significant revenue for these products.

We compete with specialized biotechnology and biopharmaceutical companies, major pharmaceutical and chemical companies and universities and research institutions. Most of these competitors have substantially greater resources than we do.  In December 2008, Apotex and Sandoz launched nasal calcitonin products that are generic to Novartis’ nasal calcitonin product, but not to Fortical.  In June 2009, Par also launched a product generic to Novartis’ nasal calcitonin product.  Certain providers have substituted these products for Fortical, causing Fortical sales and royalties to decrease.  We cannot forecast whether, or to what extent, we will continue to experience further declines in sales or royalties.  In addition, Apotex has a pending ANDA for a nasal calcitonin product that we claim infringes on our Fortical patent.  If we do not prevail in that litigation, then Apotex could be in a position to market its nasal calcitonin product if and when its pending ANDA receives FDA approval.

The current need of major pharmaceutical companies to add products to their pipeline is a favorable sign for us and for other small biopharmaceutical companies.  However, this need is subject to rapid change and it is uncertain whether any additional pharmaceutical companies will have interest in licensing our products or technologies.

Revenue

Revenue is summarized as follows for the three-month and nine-month periods ended September 30, 2010 and 2009:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Product Sales	$1,287,422	$1,272,137	$3,962,987	$5,311,291
Royalties	744,292	1,125,579	2,429,159	3,529,252
Licensing Revenue	312,690	312,689	938,070	940,569
Development Fees and other	511,985	21,359	1,086,988	438,654
	$2,856,389	$2,731,764	$8,417,204	$10,219,766

Revenue for the three months ended September 30, 2010 increased $124,000, or 5%, to $2,856,000 from $2,732,000 in the comparable period in 2009.  This was primarily due to an increase in development fees of $491,000, mostly offset by a decrease in Fortical royalties of $382,000, due to increased competition in the nasal calcitonin market.  Fortical sales increased 1% to $1,287,000 for the three months ended September 30, 2010 as compared to $1,272,000 for the three months ended September 30, 2009.  Fortical sales fluctuate each quarter based upon USL’s ordering schedule.  Fortical royalties for the quarter ended September 30, 2010 decreased $382,000, or 34%, to $744,000 from $1,126,000 in the comparable period of 2009.  Fortical royalties fluctuate each quarter based upon the timing and pricing of USL’s shipment to its customers.  In the third quarter of 2010, the quantity of units sold by USL declined 11% from the comparable period in 2009 and the net selling price per vial decreased 9%, resulting in a decline in royalty revenue from USL.

Revenue for the nine months ended September 30, 2010 decreased $1,803,000 or 18% to $8,417,000 from $10,220,000 in the comparable period in 2009.  The nine month decrease was primarily due to a decrease in Fortical revenue of $2,448,000.  Fortical sales decreased 25% to $3,963,000 for the nine months ended September 30, 2010 from $5,311,000 for the nine months ended September 30, 2009.  Fortical royalties for the nine months ended September 30, 2010 decreased $1,100,000 or 31%, to $2,429,000 from $3,529,000 in the comparable period of 2009.  Sales and royalties have continued to decline since the launch of the first competitive products in December 2008.

Licensing revenue represents the partial recognition of milestones and up-front payments received in prior years.  Licensing revenue remained constant from 2009 to 2010.

Development fees and other revenue increased to $512,000 in the third quarter of 2010 from $21,000 in the third quarter of 2009 and increased 148% to $1,087,000 for the nine months ended September 30, 2010 from $439,000 for the nine months ended September 30, 2009 primarily due to the timing and increased amount of development work and feasibility studies we did for various pharmaceutical and biotechnology companies, including Tarsa.

Future sales and royalties are contingent upon many factors including competition, pricing, marketing and acceptance in the marketplace and, therefore, are difficult to predict. Milestone revenue is based upon one-time events and is generally correlated with the development strategy of our licensees. It is therefore subject to uncertain timing and not predictive of future revenue.  Bulk peptide sales to our partners under license or supply agreements prior to product approval are typically of limited quantity and duration and also not necessarily predictive of future revenue. Additional peptide sales are dependent upon the future needs of our partners, which we cannot currently estimate.  Sales revenue from Fortical in 2010 and future years will depend on Fortical’s continued acceptance in the marketplace, as well as competition and other factors.  In December 2008, Apotex and Sandoz launched nasal calcitonin products which are generic to Novartis’ nasal calcitonin product, but not to Fortical.  In June 2009, Par also launched a product generic to Novartis’ nasal calcitonin product. Certain providers have substituted these products for Fortical, causing Fortical sales and royalties to decrease.  Therefore, it is highly unlikely that Fortical alone will ever generate sufficient revenue for us to achieve profitability.

Expenses

In December 2009, we announced a restructuring plan that included a reduction in workforce and expenses to improve operational efficiencies and to better match resources with market demand.  Under the comprehensive plan, we intend to continue Fortical production and maintain all of our core programs and partnered activities while decreasing cash expenditures by approximately $9 million for 2010.  Since we currently maintain an adequate multi-year inventory of calcitonin and enzyme to support Fortical, we have temporarily suspended manufacturing of those materials at our Boonton facility.  However, we are maintaining the cGMP status of the facility and the ability to manufacture peptides at that location.  Implementation of the plan resulted in an immediate company-wide workforce reduction of approximately 30%.  The plan further provided for salary reductions in 2010 at all levels, including senior management, and other cost savings.  From time to time we will evaluate the feasibility of additional expenditures in areas such as preclinical and/or clinical studies in order to add value to certain of our current research projects.

All of our production costs and a portion of our research and development costs are associated with our manufacturing facility in Boonton, New Jersey, where costs are relatively fixed month-to-month.  We allocate such costs to the manufacture of production batches for inventory purposes, cost of goods sold, research and development expenses, unallocated facility cost or inventory reserve based upon the activities undertaken by the personnel in Boonton each period.

Research and Development Expenses

Research and development expenses primarily consist of personnel costs, preclinical and clinical trials, supplies, outside testing and consultants primarily related to our research and development efforts or activities related to our license agreements, as well as depreciation and amortization expense.  Research and development expense decreased $2,767,000, or 64% to $1,589,000 from $4,356,000 for the three months ended September 30, 2010 as compared to the same period in 2009.  This decrease was largely due to a reduction of $2,559,000 in oral calcitonin expenditures, as well as a reduction of $530,000 in personnel expenditures allocated to research and development due to staff and salary reductions.  Research and development expenses decreased $4,458,000, or 47% to $4,955,000 from $9,413,000 for the nine months ended September 30, 2010 as compared to the same period in 2009.  This decrease was largely due to a reduction of $3,316,000 in oral calcitonin expenditures, as well as a reduction of $2,024,000 in personnel expenditures allocated to research and development due to staff and salary reductions.   Research and development expenses should continue to decrease in 2010, as compared to 2009, due to the licensing to Tarsa of our oral calcitonin program as well as due to our personnel reductions.

Cost of Goods Sold

Cost of goods sold varies by product and consists primarily of material costs, personnel costs, manufacturing supplies and overhead costs, such as depreciation and maintenance.  Cost of goods sold increased 70% to $815,000 from $479,000 for the three months ended September 30, 2010 as compared to the same period in 2009.  Cost of goods sold represented our costs associated with Fortical production.   Cost of goods sold as a percentage of sales was 63% and 38%, respectively, for the third quarters of 2010 and 2009 and this percentage fluctuates primarily due to the cost of calcitonin, which varies per batch, used in Fortical.  In the third quarter of 2010 we utilized older calcitonin from inventory manufactured by a less efficient production process.  Cost of goods sold for the nine months ended September 30, 2010 decreased 3% to $1,890,000 from $1,946,000 compared to the same period in 2009 primarily due to reduced Fortical sales to USL.  This was mostly offset by the use of higher cost calcitonin for Fortical in the third quarter.  This older calcitonin is expected to be fully utilized in the fourth quarter of 2010.  Cost of goods sold as a percentage of sales was 48% and 37%, respectively, for the nine month periods ended September 30, 2010 and September 30, 2009.  The increase was due to the utilization of older calcitonin from inventory manufactured by a less efficient production process.  Future production related expenses for 2010 and later years will be dependent upon the level of future Fortical sales, as well as possible peptide production, to meet our partners’ needs.

General and Administrative Expenses

General and administrative expenses decreased $532,000, or 26%, to $1,512,000 from $2,044,000 for the three months ended September 30, 2010 as compared to the same period in 2009.  The decrease was primarily attributed to a decrease of $263,000 in professional fees, primarily due to legal expenses in 2009 related to the Apotex litigation, as well as Tarsa licensing activities.  In addition, personnel expenditures decreased $193,000 due to personnel and salary reductions.  General and administrative expenses decreased $1,793,000, or 26%, to $5,174,000 from $6,967,000 for the nine months ended September 30, 2010 as compared to the same period in 2009.  The decrease was primarily attributed to a decrease of $1,399,000 in professional fees, primarily legal expenses related to the Apotex litigation, as well as Tarsa licensing activities.  In addition, personnel expenditures decreased $147,000 due to personnel and salary reductions.  We expect general and administrative expenses to continue to decrease in 2010, as compared to 2009, primarily due to an anticipated reduction of legal costs related to Apotex.

Unallocated Facility Cost

Unallocated facility cost represents underutilization of our Boonton manufacturing facility.  These costs primarily consist of salaries, as well as overhead expenses, which increased $321,000 to $774,000 for the three months ended September 30, 2010 as compared to $453,000 in the same period in 2009 and increased $1,245,000 to $2,339,000 for the nine months ended September 30, 2010 as compared to $1,094,000 in the same period in 2009.  The expenses in 2010 primarily relate to the current cessation of calcitonin and enzyme production, as well as the decreased production of Fortical.  The expenses in 2009 primarily relate to manufacturing calcitonin, enzyme and Fortical at below normal production capacity.

Inventory Reserve

Inventory reserve charges were $0 and $576,000 for the three months and nine months ended September 30, 2010, respectively.  This expense primarily represents our decision in the first quarter of 2010 not to pursue an additional improvement for our calcitonin manufacturing process.  Therefore, calcitonin batches manufactured by this process have been fully reserved.

Severance Expense

Severance expense of $1,120,000 represents an accrual of salary and health insurance costs associated with the resignations of Warren Levy and Ronald Levy.  These payments will be paid out over time with the bulk of the payments from March 2011 through February 2012, and are included in current and long-term accrued expenses.

Other Income/Expense

Gain/Loss on Change in Fair Value of Embedded Conversion Feature

The Victory Park note is convertible into shares of our Common Stock and until June 15, 2010 we did not have sufficient authorized shares to effectuate a full conversion of the notes.  Therefore, the conversion feature was being treated as a liability based on its fair value.  The liability for the conversion feature was marked to the market at March 31, 2010 and at June 15, 2010, the date of our annual meeting of stockholders, when additional shares were authorized.  We therefore recognized a non-cash expense of $10,034,000 in the first quarter of 2010 which represented the change in the fair value of the conversion feature of the note from the closing date of March 17, 2010 to the balance sheet date of March 31, 2010 and we recognized a non-cash gain of $1,909,000 which represented the change in the fair value of the conversion feature of the note from March 31, 2010 to June 15, 2010.

Debt Issuance Cost

Debt issuance cost represents the fees and expenses we paid at the March 2010 closing of our restructured Victory Park financing.  These costs include investment banking fees, note discount and legal fees.  The financing was considered a troubled debt restructuring due to our financial condition and due to a decrease in the effective rate of the note.  Therefore, these costs were expensed in March 2010.

Interest Expense

Interest expense increased 102% in the third quarter of 2010 to $2,621,000 from $1,298,000 in the third quarter of 2009 and increased 91% for the nine months ended September 30, 2010 to $6,740,000 from $3,526,000 as compared to the same period in 2009.  These increases were primarily due to the debt restructuring with Victory Park in March 2010.  The new note for $33,000,000 bears interest at the prime rate plus 5%, with a floor of 15%.  The prior Victory Park notes bore interest at the prime rate plus 7%, subject to a floor of 14% per annum and a cap of 18% per annum.  During the three month and nine month periods ended September 30, 2010 we recognized $2,220,000 and $5,496,000, respectively, in cash and non-cash interest expense under these notes.  Interest expense for the remainder of 2010 will therefore be higher than the interest expense incurred during 2009 due to the additional borrowing and the higher interest rate.  In addition, interest expense on the Levy loans increased to $397,000 in the third quarter of 2010 from $354,000 in the third quarter of 2009 and increased to $1,167,000 in the first nine months of 2010 from $1,042,000 in the first nine months of 2009, due to the increase in interest rate from 9% to 12% as a result of the loan restructuring in March 2010.

Loss from Investment in Joint Venture

This expense represents our 45% ownership percentage of our China joint venture’s profits and losses.  Our share of the third quarter of 2010 loss of the joint venture was $26,000, a decrease of $6,000 from the third quarter of 2009.  Our share of the loss for the first nine months of 2010 was $75,000, a decrease of $73,000 from the first nine months of 2009.  For so long as we participate in the joint venture, losses will continue until the joint venture generates sufficient revenue.

Gain on Technology Transfer to Joint Venture

This gain represents the difference between the fair value of the technology and licenses transferred to the joint venture and the book value of these assets.  The joint venture valued these assets at $4,500,000; their book value was $0, representing a gain of $4,500,000.  This gain is being recognized over 17 years, the estimated life of the transferred assets, at approximately $66,000 per quarter.

Net Loss

Net loss for the three months ended September 30, 2010 decreased approximately $1,450,000, or 25%, to $4,384,000 from $5,834,000 for the corresponding period in 2009.  This was due to a reduction in operating expenses of $2,641,000, partially offset by an increase in interest expense of $1,323,000.  Net loss for the nine months ended September 30, 2010 increased approximately $11,405,000, or 91%, to $23,974,000 from $12,569,000 for the corresponding period in 2009. This was primarily due to loss on change in fair value of embedded conversion feature of $8,125,000, debt issuance cost of $2,008,000, a reduction in revenue of $1,803,000, severance expense of $1,120,000, an inventory reserve of $576,000, as well as an increase in interest expense of $3,214,000.  These were partially offset by a decrease in other operating expenses of $5,062,000.  Net losses will continue unless we achieve sufficient non-deferred revenue under our USL, Tarsa, GSK or Novartis agreements or sign new revenue generating research, licensing or distribution agreements.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2010, we had cash and cash equivalents of $8,431,000, an increase of $3,537,000 from December 31, 2009.  The increase was due to funds received pursuant to a restructuring of our debt with Victory Park. After the close of business on March 16, 2010, we entered into an amended and restated financing agreement with Victory Park.  The restated financing agreement amends and restates in its entirety and replaces the financing agreement dated as of September 30, 2008.

Under the terms of the restated financing agreement, we issued to Victory Park $33,000,000 aggregate principal amount of three-year, senior secured convertible notes by way of surrender of the three-year, senior secured non-convertible notes previously issued pursuant to the original financing agreement, in the aggregate principal amount of approximately $19,358,000, and by way of cash payment of approximately $13,642,000 for the balance.  After fees and expenses, we received net cash proceeds of approximately $11,635,000 on March 17, 2010.  In addition, under certain circumstances, we may request that Victory Park purchase (which purchase shall be in Victory Park’s sole discretion) up to an additional $3 million aggregate principal amount of convertible notes at one subsequent closing.  The maturity date of the convertible notes has been extended to March 17, 2013 from September 30, 2011 under the original notes.  (See Note I.) Based upon our current level of revenue and expenses, we believe our current cash should be sufficient to support our current operations for approximately one year.

In December 2009, we announced a restructuring plan that included a reduction in workforce and expenses to improve operational efficiencies and to better match resources with market demand.     Under the comprehensive plan, we are continuing Fortical production and maintaining all of our core programs and partnered activities while decreasing cash expenditures by approximately $9 million for 2010.  Since we currently maintain an adequate inventory of calcitonin and enzyme to support Fortical, we have temporarily suspended manufacturing of those materials at our Boonton facility.  However, we will maintain the cGMP status of the facility and the ability to manufacture peptides at that location.  Implementation of the plan resulted in an immediate company-wide workforce reduction of approximately 30%.  The plan further provided for salary reductions in 2010 at all levels, including senior management, and other cost savings.  From time to time we will evaluate the feasibility of additional expenditures in areas such as preclinical and/or clinical studies in order to add value to certain of our current research projects.

In addition to our debt restructuring in March 2010, other cash received during 2010 was primarily from Fortical sales and royalties received under our agreement with USL.  Our primary sources of cash have historically been (1) licensing fees for new agreements, (2) milestone payments under licensing or development agreements, (3) bulk peptide sales under licensing or supply agreements, (4) stockholder loans, (5) the sale of our common stock and (6) since 2005, Fortical sales and royalties.  We cannot be certain that any of these cash sources will continue to be available to us in the future.  Licensing fees from new collaborations are dependent upon the successful completion of complex and lengthy negotiations.  Milestone payments are based upon progress achieved in collaborations, which cannot be guaranteed, and are often subject to factors that are controlled neither by our licensees nor us. Product sales to our partners under these agreements are based upon our licensees’ needs, which are sometimes difficult to predict. Sale of our common stock is dependent upon our ability to attract interested investors, our ability to negotiate favorable terms and the performance of the stock market in general and biotechnology investments in particular.  Future Fortical sales and royalties will be affected by competition and continued acceptance in the marketplace and could be impacted by manufacturing, distribution or regulatory issues.

We believe that in 2010 we will generate cash to apply toward funding a portion of our operations through sales of Fortical to USL and royalties on USL’s sales of Fortical and, in the long term, on sales and royalties from the sale of Fortical and oral calcitonin, the achievement of milestones under our existing license agreements and revenue on future licensed products and technologies.  We are actively seeking additional licensing and/or supply agreements with pharmaceutical companies for various oral peptides including our obesity peptide, for our peptide manufacturing technology and for the SDBG technology.  However, we may not be successful in achieving milestones under our current agreements, in obtaining regulatory approval for our other products or in licensing any of our other products or technologies.

Due to our limited financial resources, any further decline in Fortical sales and/or royalties, or delay in achieving milestones under our existing license agreements, or in signing new license or distribution agreements for our products or technologies or loss of patent protection, could have a material adverse effect on our cash flow and operations (see Notes C, D, E, F and O).

If we are unable to achieve significant milestones or sales under our existing agreements and/or enter into a new significant revenue generating license or other arrangement, we would eventually need to either secure another source of funding in order to satisfy our working capital needs and to remain in compliance with covenants in our financing agreement with Victory Park (see Note I) or significantly curtail our operations. Should the funding we require to sustain our working capital needs be unavailable or prohibitively expensive, the consequence would be a material adverse effect on our business, operating results, financial condition and prospects.  We believe that the Victory Park financing has satisfied our current cash requirements, but satisfying our cash requirements over the long term will require the successful commercialization of one or more of our biotechnologies or our licensees’ oral or nasal calcitonin products, our oral PTH product, the obesity program or another peptide product in the U.S. and/or abroad. However, it is uncertain whether any of these products other than Fortical will be approved or will be commercially successful.  The amount of future revenue from Fortical is also uncertain.

We have incurred annual operating losses since our inception and, as a result, at September 30, 2010, had an accumulated deficit of approximately $167,000,000.  Our cash requirements in 2010 to operate our research and peptide manufacturing facilities and develop our products decreased from 2009 due to our December 2009 restructuring.

The global credit crisis that began in 2007 was further exacerbated by events occurring in the financial markets in the fall of 2008 and continuing in 2009 and 2010.  These events have negatively impacted the ability of corporations to raise capital through equity financings or borrowings.  The credit crisis may continue for the foreseeable future.  In addition, uncertainty about current and future global economic conditions may impact our ability to license our products and technologies to other companies and may cause consumers to defer purchases of prescription medicines, such as Fortical, in response to tighter credit, decreased cash availability and declining consumer confidence.  Accordingly, future demand for our product could differ from our current expectations.

Net Cash Used in Operating Activities: Net cash used in operating activities was $5,608,000 in the first nine months of 2010, which was primarily due to our net loss adjusted for non-cash items of $13,103,000 and an increase in our operating assets and liabilities of $5,263,000.  The changes in our operating assets and liabilities primarily resulted from an increase in accrued interest due to the restructuring of our Victory Park and Levy debt, as well as a decline in inventory.  Cash provided by operating activities has not been sufficient to meet our needs.

Net cash used in operating activities was $7,921,000 in the first nine months of 2009, which was primarily due to our net loss adjusted for non-cash items of $730,000 and an increase in our operating assets and liabilities of $3,918,000, primarily from increased prepaid expenses and inventory.

Net Cash Used in Investing Activities:  Net cash used in investing activities was $438,000 in the first nine months of 2010, primarily related to various patent application filings.  Net cash used in investing activities was $919,000 in the first nine months of 2009, primarily resulting from expenditures related to our China joint venture and patent applications.

Net Cash from Financing Activities:  Net cash provided by financing activities was $9,583,000 in the first nine months of 2010 primarily resulting from our issuance of convertible notes payable to Victory Park.  Net cash provided by financing activities in the first nine months of 2009 was $4,428,000 primarily due to the issuance of a note payable to Victory Park.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In April 2010, an accounting standard update was issued to provide guidance on defining a milestone and determining when it is appropriate to apply the milestone method of revenue recognition for research and development transactions.  Vendors can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period the milestone is achieved if the milestone meets all the criteria stated in the guidance to be considered substantive and must be considered substantive in its entirety. The amendments in this update will be effective prospectively for milestones achieved in fiscal years and interim periods beginning on or after June 15, 2010, with early adoption permitted.  We do not expect that the adoption will have a significant effect on our financial statements.

Item 3.                  Quantitative and Qualitative Disclosures About Market Risk

On September 30, 2008, we entered into a financing agreement with Victory Park whereby Victory Park purchased $15,000,000 of three-year senior secured non-convertible term notes from us.  In May 2009, we issued an additional $5,000,000 in notes to affiliates of Victory Park.  In March 2010, we restructured our debt with Victory Park and increased our borrowing to $33,000,000.  These new convertible notes bear interest at the prime rate plus 5%, subject to a floor of 15% per annum.   Therefore, we are exposed to interest rate fluctuations in the near-term and long-term until these notes are repaid in full.  We do not employ specific strategies, such as the use of derivative instruments or hedging, to manage our interest rate exposure.  We estimate that, due to the short-term nature of our cash and investments, a change of 100 basis points in interest rates would not have materially affected their fair value.

The information below summarizes our market risks associated with interest bearing debt obligations as of September 30, 2010.  The table below presents principal cash flows and related interest rates by year of maturity based on the terms of the debt.  Given our financial condition, described in “Liquidity and Capital Resources,” it is not practicable to estimate the fair value of our debt.

Debt Obligations	Carrying Amount	2010	2011	2012	2013	Thereafter
Notes payable – Victory Park Variable interest rate: 15% (1)	$33,000,000	$--	$--	$--	$33,000,000	$--
Notes payable – Levys – Fixed interest rate: 12%	14,737,518	500,000	250,000	--	13,987,518	--
Loan payable – CPG Fixed interest rate: 0%	1,200,000	1,200,000	--	--	--	--
Total	$48,937,518	$1,700,000	$250,000	$--	$46,987,518	$--

(1) Prime rate plus 5%, with a floor of 15%.

Item 4.  Controls and Procedures

For the quarterly period ending September 30, 2010 we carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and our principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) and 15d-15(e) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), as of the end of the period covered by this report.  Based upon this evaluation, our principal executive officer and our principal financial officer concluded that, as of September 30, 2010, our disclosure controls and procedures were effective and provide reasonable assurance that the information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

Our management, including the principal executive officer and principal financial officer, does not expect that our internal controls over financial reporting will prevent all errors and all fraud.  A control system, no matter how well designed and operated, cannot provide assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

Additionally, our principal executive officer and principal financial officer determined that there were no changes in our internal control over financial reporting during the quarterly period ended September 30, 2010 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II.          OTHER INFORMATION

Item 1A.           Risk Factors

We make various statements in this section which constitute “forward-looking statements” under Section 27A of the Securities Act of 1933, as amended.  See “Special Note Regarding Forward-Looking Statements” in Part 1, Item 2 of this Quarterly Report.

Our performance and financial results are subject to risks and uncertainties including, but not limited to, the specific risks disclosed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2009.  Except as noted below, no material changes to the risk factors disclosed in the 10-K have been identified during the nine months ended September 30, 2010:

Unigene’s operations for 2010 and future years are highly dependent on the successful marketing and sales of Fortical and could be impacted by generic or other competition.

Fortical is our only product approved by the FDA.  Any factors that adversely impact the marketing of Fortical including, but not limited to, competition, including generic competition, acceptance in the marketplace, or delays related to production and distribution or regulatory issues, will have a negative impact on our cash flow and operating results.  For the first nine months of 2010, compared to the first nine months of 2009, Fortical sales decreased 25% and Fortical royalties decreased 31%.  In December 2008, Apotex and Sandoz launched nasal calcitonin products which are generic to Novartis’ nasal calcitonin product, but not to Fortical.  In June 2009, Par also launched a product generic to Novartis’ nasal calcitonin product.  Certain providers have substituted these products for Fortical, causing Fortical sales and royalties to decrease.  Further decreases in Fortical sales or royalties could have a material adverse effect on our business, financial condition and results of operations.  In addition, Apotex has a pending ANDA for a nasal calcitonin product that we claim infringes our Fortical patent.  We have sued Apotex for infringement of our Fortical Patent and Apotex has been enjoined from conducting any activities which would infringe the patent.  If we do not prevail in this litigation, then Apotex could be in a position to market its nasal calcitonin product if and when its pending ANDA receives FDA approval.

We have significant historical losses and may continue to incur losses in the future.

We have incurred annual losses since our inception. As a result, at September 30, 2010, we had an accumulated deficit of approximately $167,000,000.  Our gross revenues for the nine months ended September 30, 2010, and the years ended December 31, 2009, 2008 and 2007 were $8,417,000, $12,792,000, $19,229,000 and $20,423,000, respectively. Our revenues have not been sufficient to sustain our operations. Revenue for the nine months ended September 30, 2010 and 2009 primarily consisted of Fortical sales and royalties.  As of September 30, 2010, we had four material license agreements.  We believe that to achieve profitability we will require the successful commercialization of at least one or more of our biotechnologies or our licensees’ oral and nasal calcitonin products, our oral PTH product, the obesity program or another peptide product in the U.S. and/or abroad.

For the nine months ended September 30, 2010 we had an operating loss of $7,636,000.  For 2009, 2008 and 2007 we had losses from operations of $12,380,000, $4,950,000 and $3,096,000, respectively.  Our net loss for the nine months ended September 30, 2010 was $23,974,000.  Our net losses for the years ended December 31, 2009, 2008 and 2007 were $13,380,000, $6,078,000 and $3,448,000, respectively.  We might never be profitable.

We believe that satisfying our long-term capital requirements will require the successful commercialization of at least one or more of our peptide products and/or biotechnologies.  However, our products or technologies may never become commercially successful.

There are numerous default provisions under our financing agreement with Victory Park.

Under our amended and restated March 2010 financing agreement with Victory Park, so long as our outstanding note balance is at least $5,000,000, we must maintain a minimum cash balance equal to at least $2,500,000 and our cash flow (as defined in the agreement) must be at least $2,000,000 in any fiscal quarter or $7,000,000 in any three consecutive quarters.  The agreement specifies certain events of default including, without limitation:  failure to pay principal or interest; filing for bankruptcy; breach of covenants, representations or warranties; the occurrence of a material adverse effect (as defined in the agreement); a change in control (as defined in the agreement); the failure of any registration statement required to be filed to be declared effective by the SEC, and maintained effective pursuant to the terms of our registration rights agreement with Victory Park; and any material decline or depreciation in the value or market price of the collateral.  We are subject to certain cash damages, as set forth in the convertible notes, in the case of a failure to timely convert the notes and a failure to timely convert is also an event of default, subject to additional remedies.  Upon any default, among other remedies, both principal and interest would be accelerated and additional charges would apply.  There is no assurance that we will be able to maintain a minimum cash balance of $2,500,000, or maintain an adequate cash flow, in order to avoid default.  In addition, there is no assurance that the notes will be converted into common stock, in which case, we may not have sufficient cash from operations or from new financings to repay the Victory Park debt when it comes due in 2013, or that new financings will be available on favorable terms, if at all.

The conversion of the Victory Park notes will likely have a dilutive effect on our stock price and could lead to a change in control.

In March 2010, we issued to Victory Park $33,000,000 in convertible notes, which come due in 2013.  The notes are convertible into shares of Common Stock at the holder’s option upon the earliest of (a) March 17, 2011, (b) the earliest date on which we are required under the notes to provide to the holder prior written notice of our intention to consummate, or the occurrence of, a fundamental transaction (as defined in the notes), (c) our delivery of a redemption notice and (d) the occurrence of an event of default under the restated financing agreement.  The notes are not currently convertible.  The initial conversion rate, which is subject to adjustment as set forth in the notes, is calculated by dividing the sum of the principal to be converted, plus all accrued and unpaid interest thereon, by $0.70 per share.  If we subsequently make certain issuances of Common Stock or Common Stock equivalents at an effective purchase price less than the then-applicable conversion price, the conversion price of the notes will be reduced to such lower price.  Assuming that the convertible notes were convertible in full on March 17, 2010 (with conversion only of the original principal amount thereof into the conversion shares), then, together with the shares and other securities owned by them, Victory Park and its affiliates would beneficially own in the aggregate approximately 39% of our outstanding Common Stock (as diluted by outstanding options) as of that date.

We have a new Chief Executive Officer and other new executives.

We recently hired a new Chief Executive Officer and certain other new members of our executive management team.  We cannot assure you that our new Chief Executive Officer or these other new executives will be successfully integrated into our management team and effectively implement our business strategy.  If the management team is unable to work together to successfully implement our business strategy, it could have a material adverse effect on our financial condition, results of operations and cash flow.

Our strategic realignment might not be successful.

In September 2010, we announced a strategic realignment of our business and the creation of two new highly-focused strategic business units.  We cannot assure you that our new business plan will be successful or effectively implemented.  Implementation of our new business strategy will require the intense involvement of our executive management team and may divert their efforts away from other important projects.  Also, we may be unable to enter into mutually acceptable agreements with third party partners to use our peptide drug delivery platform and/or manufacturing capabilities.  If we are unsuccessful, it could have a material adverse effect on our financial condition, results of operations and cash flow.

Item 6.

EXHIBITS

Exhibit No.	Document Description
10.1	Senior Secured Convertible Term Note, dated March 17, 2010 (reissued July 28, 2010), issued by the Company in favor of Victory Park Credit Opportunities Master Fund Ltd.
10.2	Senior Secured Convertible Term Note, dated March 17, 2010 (reissued July 28, 2010), issued by the Company in favor of VPC Fund II, L.P.
10.3	Employment Agreement by and between the Company and Gregory T. Mayes, dated September 12, 2010.
31.1	Certification by Ashleigh Palmer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification by William Steinhauer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification by Ashleigh Palmer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification by William Steinhauer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIGENE LABORATORIES, INC. (Registrant)

Date: November 9, 2010	By:	/s/ Ashleigh Palmer
Ashleigh Palmer, President (Chief Executive Officer)

	By:	/s/ William Steinhauer
William Steinhauer, Vice President of Finance
(Principal Financial Officer and Principal Accounting Officer)

Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES, SUBJECT TO COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: March 17, 2010 Date of Reissuance: July 28, 2010	Principal: U.S. $25,896,606.16

FOR VALUE RECEIVED, UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to Victory Park Credit Opportunities Master Fund, Ltd. or its registered assigns (the “Holder”) the principal amount of Twenty-Five Million, Eight Hundred Ninety-Six Thousand, Six Hundred Six and 16/100 Dollars ($25,896,606.16) (the “Principal”) pursuant to, and in accordance with, the terms of that certain Amended and Restated Financing Agreement, dated as of March 16, 2010, by and among the Company, Victory Park Management, LLC, as administrative agent and collateral agent (in such capacity, the “Agent”), and the Lenders party thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Financing Agreement”).  The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Financing Agreement.  This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time, this “Note”) is one of the Senior Secured Convertible Notes issued pursuant to the Financing Agreement (collectively, including all Senior Secured Convertible Notes issued in exchange, transfer or replacement thereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”).  All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Financing Agreement.

This Note is being issued to effectuate the assignment, pursuant to the terms and conditions of that certain Assignment and Assumption Agreement, dated as of July 28, 2010, by and between the Holder and VPC Fund II, L.P. (the “Assignee”), and in partial replacement, of that certain Senior Secured Convertible Note issued by the Company to the Holder on March 17, 2010 for the principal amount of Thirty-Three Million and No/100 Dollars ($33,000,000.00) (the “Prior Note”) and does not and shall not be deemed to constitute a novation thereof.  The Prior Note has been cancelled; provided, however, that hereafter all outstanding indebtedness (including all accrued and unpaid interest) under the Prior Note shall be outstanding and evidenced, in the aggregate, by this Note and that certain Senior Secured Convertible Note issued by the Company to the Assignee for the principal amount of Seven Million, One Hundred Three Thousand, Three Hundred Ninety-Three and 84/100 Dollars ($7,103,393.84).

This Note is subject to mandatory prepayment and permitted redemption on the terms specified in the Financing Agreement.  Except as expressly provided in the Financing Agreement, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the Maturity Date.  At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Financing Agreement.

(1) Definitions.

(a) Certain Defined Terms.  For purposes of this Note, the following terms shall have the following meanings:

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(ii) “Conversion Amount” means the sum of (A) the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (B) the amount of all accrued and unpaid Interest on the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, as further described in the Financing Agreement (the “Interest Amount”).

(iii) “Conversion Price” means, as of any Conversion Date or other date of determination, $0.70 per Share, subject to adjustment as provided herein.

(iv) “Conversion Commencement Date” means the earliest to occur of (a) the first (1st) anniversary of the Issuance Date, (b) the earliest date on which the Company is required to provide to the Holder prior written notice of its intention to consummate, or the occurrence of, a Fundamental Transaction either hereunder or pursuant to the Financing Agreement, or if no such notice is required to be given, the date such Fundamental Transaction is consummated or occurs, (c) the Company’s delivery of a Permitted Redemption Notice, and (d) an Event of Default.

(v) “Dollars” or “$” means United States Dollars.

(vi) “Fundamental Transaction” means any of the following events:

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(A) any transaction, other than a transaction with the Agent and/or the Lenders, which results in a Change of Control of the Principal Borrower (a “Change of Control Transaction”);

(B) the sale or transfer of significant assets of the Company (which, for purposes of clarification, shall mean a sale or transfer of assets in one transaction or a series of related transactions for a purchase price of more than $20,000,000) or a sale or transfer of assets of the Company comprising at least fifty percent (50%) of the fair market value of the Company’s total assets;

(C) a purchase, tender or exchange offer made to the holders of outstanding Shares, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;

(D) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) of the Company; or

(E) the Common Stock ceases to be registered under Section 12 of the Exchange Act.

(vii) “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Financing Agreement.

(viii) “Issuance Date” means March 17, 2010, regardless of any exchange or replacement hereof.

(ix) “Principal” means the outstanding principal amount of this Note as of any date of determination.

(x) “Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of March 17, 2010, by and among the Company and the Lenders.

(xi) “Shares” means shares of Common Stock.

(xii) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its principal market during the period beginning at 9:30 a.m. New York City time (or such other time as its principal market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its principal market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto) (“Bloomberg”) through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security on the OTC Bulletin Board (or successor thereto) during the period beginning at 9:30 a.m. New York City time (or such other time as the OTC Bulletin Board publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as the OTC Bulletin Board publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported on the OTCQX (or successor thereto) or Pink Sheets (or successor thereto) by Pink Sheets OTC Markets Inc. (or successor thereto).  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Agent.  If the Company and the Agent are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(c)(iii) below, with the term “Weighted Average Price” being substituted for the term “Conversion Price.”  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

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(2) Conversion Rights.  This Note may be converted into Shares on the terms and conditions set forth in this Section 2.

(a) Conversion at Option of the Holder.  At any time on or after the Conversion Commencement Date, the Holder shall be entitled to convert all or any part of the Principal (and the Interest Amount thereon) or any Interest accrued hereunder into fully paid and nonassessable Shares (the “Conversion Shares”) in accordance with this Section 2 at the Conversion Rate (as defined in Section 2(b)).  The Company shall not issue any fraction of a Share upon any conversion.  If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up).

(b) Conversion Rate.  The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

(c) Mechanics of Conversion.  The conversion of this Note shall be conducted in the following manner:

(i) Holder’s Delivery Requirements.  To convert a Conversion Amount into Conversion Shares on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company (Attention:  Chief Executive Officer), which Conversion Notice may specify that such conversion is conditioned upon consummation of any transaction (a “Conversion Trigger Transaction”) and (B) if required by Section 2(c)(vii), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction) (or, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, on the later of such third (3rd) Business Day and the date of consummation of such Conversion Trigger Transaction.

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(ii) Company’s Response.  Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (or, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, upon the consummation of such Conversion Trigger Transaction) (the “Share Delivery Date”) (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive Shares through DTC, credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a stock certificate, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled.  If this Note is submitted for conversion, as may be required by Section 2(c)(vii), and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note.

(iii) Dispute Resolution.  In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination.  If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Agent, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be.  The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

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(iv) Record Holder.  The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares on the Conversion Date (which, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, shall be deemed the date of the consummation of such Conversion Trigger Transaction), or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute.

(v) Company’s Failure to Timely Convert.

(A) Cash Damages.  If within three (3) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice or deemed receipt of a Conversion Notice (or, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, upon the consummation of such Conversion Trigger Transaction) the Company shall fail, other than due solely to the Company’s failure to have obtained Stockholder Approval, to issue and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, or if the Company fails to issue and deliver a new Note representing the Principal to which such Holder is entitled on or before the Note Delivery Date pursuant to Section 2(c)(ii), then in addition to all other available remedies that the Holder may pursue hereunder and under the Financing Agreement, the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Note Delivery Date such Note is not delivered in an amount equal to one percent (1%) of the sum of the following: (a) in the event the Company has failed to deliver the Conversion Shares to the Holder or its designee on or prior to the Share Delivery Date, the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the “Share Product Amount”), and (b) in the event the Company has failed to deliver a Note to the Holder on or prior to the Note Delivery Date, the product of (y) the number of Conversion Shares issuable upon conversion of the Principal represented by the Note to have been delivered as of the Note Delivery Date and (z) the Weighted Average Price of the Common Stock on the Note Delivery Date; provided, that in no event shall cash damages accrue pursuant to this Section 2(c)(v)(A) with respect to the Share Product Amount during the period, if any, in which the Conversion Price or the arithmetic calculation of the Conversion Rate is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii) and the Company is otherwise in compliance with Section 2(c)(iii), so long as all of the Conversion Shares are delivered to the Holder within one (1) Business Day of the resolution of such bona fide dispute.  Alternatively, subject to Section 2(c)(iii), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Financing Agreement), 115% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares purchased to make delivery in satisfaction of a sale by the Holder of the Conversion Shares to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the Shares to which the Holder is entitled but has not received upon such conversion.  If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

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(B) Void Conversion Notice.  If for any reason the Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note, other than due to the pendency of a dispute being resolved in accordance with Section 2(c)(iii) (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(C) Redemption.  In the event of a Conversion Failure, the Holder, upon written notice to the Company, may require that the Company redeem, in accordance with Section 10.2 of the Financing Agreement, all of the Principal, including the Principal previously submitted for conversion and with respect to which the Company has not delivered Conversion Shares.

(vi) Pro Rata Conversion.  In the event the Company receives a Conversion Notice from more than one holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of such Notes, then the Company shall convert from each holder of the Notes electing to have Notes converted at such time a pro rata amount of such holder’s Note submitted for conversion based on the principal amount of the Note submitted for conversion on such date by such holder relative to the aggregate principal amount of all of the Notes submitted for conversion on such date; provided, however, that nothing in this Section 2(c)(vi) shall affect any other rights or remedies provided to the Company provided hereunder, under the Financing Agreement or any of the other Transaction Documents, or otherwise.

(vii) Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed.  The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption.  Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

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(d) Taxes.  The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note.

(e) Adjustments to Conversion Price.  The Conversion Price will be subject to adjustment from time to time as follows:

(i) Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 2(e)(i) is deemed to have issued or sold, any Shares (including the issuance or sale of Shares owned or held by or for the account of the Company, but excluding Exempted Issuances (as defined below)) for a consideration per Share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such time, then immediately after such issue or sale (or deemed issue or sale), the Conversion Price then in effect shall be reduced to an amount equal to such consideration per Share.  For all purposes of this Section 2(e)(i), including for purposes of determining the adjusted Conversion Price under this Section 2(e)(i) and for purposes of determining whether the Company has issued or sold, or shall be deemed to have issued or have sold, any Shares for a consideration per Share less than a price equal to the Applicable Price), the following shall be applicable:

(A) Issuance of Options.  If the Company in any manner grants or sells any Options (as defined below) and the lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security (as defined below) issuable upon exercise of any such Option is less than the Applicable Price, then such Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(e)(i)(A), the “lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Share or of such Convertible Securities upon the exercise of such Option or upon the actual issuance of such Share upon conversion, exchange or exercise of such Convertible Security.

(B) Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Share is issuable upon the conversion, exchange or exercise thereof is less than the Applicable Price, then such Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(e)(i)(B), the “lowest price per share for which one Share is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Share upon conversion, exchange or exercise of such Convertible Security, and if any such issuance or sale of such Convertible Security is made upon exercise of any Option for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(e)(i), then no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

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(C) Change in Option Price or Rate of Conversion.  If the purchase, exchange or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Shares changes at any time, then the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase, exchange or exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(e)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D) Calculation of Consideration Received.  In case any Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the greatest of (I) $0.01, (II) the specific aggregate consideration, if any, allocated to such Options, and (III) the Black-Scholes Value (as defined below) of such Options (the greatest of (I), (II) and (III), the “Option Consideration”) and, for purposes of applying the provisions of this Section 2(e), the Option Consideration shall be allocated pro rata among all the Shares issuable upon exercise of such Options to determine the consideration per each such Share, and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the Company for the Options and other securities (determined as provided below), less the Option Consideration.  If any Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt of such securities.  If any Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Shares, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or marketable securities will be determined jointly by the Company and the Agent.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected jointly by the Company and the Agent.  The determination of such appraiser shall be final and binding upon all parties absent manifest error, and the fees and expenses of such appraiser shall be borne by the Company.

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(E) Record Date.  If the Company takes a record of the holders of Shares for the purpose of entitling them (1) to receive a dividend or other distribution payable in Shares, Options or in Convertible Securities or (2) to subscribe for or purchase Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F) Certain Definitions.  For purposes of this Section 2(e), the following terms have the respective meanings set forth below:

(I)           “Approved Stock Plan” means any employee benefit plan that has been approved by the Board of Directors of the Company (the “Board”) and the stockholders of the Company prior to the date of the Financing Agreement and listed on Schedule 7.27 thereto, pursuant to which the Company’s securities may be issued to any consultant, employee, officer or director for services provided to the Company.

(II)           “Black-Scholes Value” of any Options shall mean the sum of the amounts resulting from applying the Black-Scholes pricing model to each such Option, which calculation is made with the following inputs: (i) the “option striking price” being equal to the lowest exercise price possible under the terms of such Option on the date of the issuance of such Option (the “Valuation Date”), (ii) the “interest rate” being equal to the Federal Reserve US H.15 T Note Treasury Constant Maturity 1 Year rate on the Valuation Date (as reported by Bloomberg through its "ALLX H15T" function (accessed by typing “ALLX H15T” [GO] on a Bloomberg terminal, and inserting the date of the Valuation Date and then looking at the row entitled “Treas Const Mat 1 Year” under the column entitled “Previous Value”)), or if such rate is not available then such other similar rate as mutually agreed to by the Company and the Agent, (iii) the “time until option expiration” being the time from the Valuation Date until the expiration date of such Option, (iv) the “current stock price” being equal to the Weighted Average Price of the Common Stock on the Valuation Date, (v) the “volatility” being the 100-day historical volatility of the Common Stock as of the Valuation Date (as reported by the Bloomberg “HVT” screen), and (vi) the “dividend rate” being equal to zero.  Within three (3) Business Days after the Valuation Date, each of the Company and the Holder shall deliver to the other a written calculation of its determination of the Black-Scholes Value of the Options.  If the Holder and the Company are unable to agree upon the calculation of the Black-Scholes Value of the Options within eight (8) days of the Valuation Date, then the Company shall submit via facsimile the disputed calculation to an investment banking firm (selected jointly by the Company and the Agent) within ten (10) days of the Valuation Date.  The Company shall cause such investment banking firm to perform the calculations and notify the company and the Holder of the results no later than five (5) Business Days after the delivery of the disputed calculation to such firm.  Such investment banking firm’s calculation of the Black-Scholes Value of the Options shall be deemed conclusive absent manifest error.  The Company shall bear the fees and expenses of such investment banking firm for providing such calculation.

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(III)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Shares.

(IV)           “Exempted Issuances” shall mean: (A) Shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan; (B) up to 1,000,000 Shares (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events after the Issuance Date) issued or deemed to be issued pursuant to an equity award outside of an Approved Stock Plan to the first new chief executive officer hired by the Company after the Issuance Date, provided that such equity award is approved by the Board; (C) Shares issued or deemed to have been issued upon the conversion, exchange or exercise of any Option or Convertible Security outstanding on the date prior to the Issuance Date and set forth in Schedule 7.7 to the Financing Agreement, provided that the terms of such Option or Convertible Security are not amended or otherwise modified on or after the date of the Financing Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of Shares issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Financing Agreement; (D) Shares issued or deemed to have been issued by the Company upon conversion of the Notes; (E) Shares, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on Shares for which adjustment of the Conversion Price is fully made by Section 2(e)(i), 2(e)(ii) or 2(e)(iii); (F) Shares issued or deemed to be issued to an equipment lessor or other financial institution, or to a real property lessor, pursuant to an equipment leasing or real property leasing transaction approved by the Board, provided that the primary purpose or material result of such transaction is not to raise or obtain equity capital or cash; (G) Shares issued or deemed to be issued to a supplier or third party service provider as consideration for such supplier’s or provider’s provision of goods or services to the Company, pursuant to a transaction approved by the Board, provided that the primary purpose or material result of such transaction is not to raise or obtain equity capital or cash; and (H) Shares issued or deemed to be issued in connection with a sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreement or strategic partnership, pursuant to a transaction approved by the Board, provided that the primary purpose or material result of such transaction is not to raise or obtain equity capital or cash, and provided, in the case of any Shares issued or deemed to be issued pursuant to transactions described in clauses (F), (G) and (H) of this Section 2(e)(i)(G)(IV), that the aggregate number of Shares so issued and deemed to be issued does not exceed 5,000,000 Shares (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events after the Issuance Date).

(V)           “Options” means any rights, warrants or options to subscribe for or purchase Shares or Convertible Securities.

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(ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding Shares into a greater number of Shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding Shares into a lesser number of Shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Adjustment of Conversion Price upon a Distribution of Assets.  If the Company at any time on or after the Issuance Date shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement or other similar transaction (a “Distribution”), then, in each such case, the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such date minus the value of the Distribution (as determined in good faith by the Board) applicable to one Share, and (B) the denominator shall be the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such date.

(iv) Adjustment for Tax Purposes.  The Company shall be entitled to make such reductions in the Conversion Price, in addition to those otherwise required by this Section 2(e), as the Board in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock, made after the Issuance Date by the Company to its stockholders shall not be taxable.

(v) Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2(e) but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(e).

(vi) Notices.  Promptly upon any adjustment of the Conversion Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.  The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 3(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  The Company will also give written notice to the Holder at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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(3) Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.”  In addition to any other rights provided to the Holder hereunder, under the Financing Agreement or otherwise, prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Company’s Subsidiaries in the aggregate) or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement, in form and substance reasonably satisfactory to the Agent and approved by the Agent (which approval shall not be unreasonably withheld), to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note and reasonably satisfactory to the Agent and approved by the Agent (which approval shall not be unreasonably withheld), which instrument shall have a principal amount and interest rate equal to the Principal and the interest rate of the Note, have similar ranking and have similar conversion rights, provided that such new instrument shall ensure (in a manner reasonably satisfactory to the Agent) that the Holder will thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations or restrictions on conversion), such shares of stock, securities or assets of the Acquiring Entity that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the conversion of this Note).  Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Agent and approved by the Agent (which approval shall not be unreasonably withheld)) to ensure that the Holder will thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations or restrictions on conversion), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the conversion of this Note).

(4) Voting Rights.  Except as required by law and as expressly provided in this Note and the Financing Agreement, the Holder shall have no voting rights with respect to any of the Conversion Shares until the Conversion Date relating to the conversion of this Note upon which such Conversion Shares are issuable (or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute).

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(5) Vote to Change the Terms of the Notes.  The terms and provisions of this Note shall not be amended or waived except in accordance with Section 13.6 of the Financing Agreement.

(6) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Financing Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(7) Specific Shall Not Limit General; Construction.  No specific provision contained in this Note shall limit or modify any more general provision contained herein.  This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Financing Agreement and shall not be construed against any Person as the drafter hereof.

(8) Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(9) Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 13.7 of the Financing Agreement.

(10) Transfer of this Note.  This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Sections 6.4 and 6.5 of the Financing Agreement.

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(11) Payment of Collection, Enforcement and Other Costs.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

(12) Cancellation.  After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

(13) Registered Note.  This Note is a registered Note, and the right, title and interest of the Holder and its assignees in and to this Note shall be transferable only upon notation of such transfer in the register in accordance with Sections 2.8 and 2.9 of the Financing Agreement.  As provided in the Financing Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.  This Note shall only evidence the Holder’s or its assignee’s right, title and interest in and to the Note, and in no event is this Note to be considered a bearer instrument or obligation.  This Section 13 shall be construed so that this Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

(14) Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Financing Agreement and the other Transaction Documents.

(15) Governing Law.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  The Company (a) agrees that any legal action or proceeding with respect to this Note or any other agreement, document, or other instrument executed in connection herewith, shall be brought exclusively in any state or federal court located within Chicago, Illinois, (b) irrevocably waives any objections which the Company may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Note, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts, and (c) further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.

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(16) Interpretative Matters.  Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation.  If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

(17) Execution.  A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note.  Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

UNIGENE LABORATORIES, INC.

Date	By:	/s/ Ashleigh Palmer
Ashleigh Palmer
President and Chief Executive Officer

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”), in the original principal amount of $25,896,606.16.  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

OR

The conversion requested hereby is conditioned upon the consummation of the following Conversion Trigger Transaction:
                                                                                                                                                                                                                                                                                           *

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

    Principal, applicable thereto, to be converted:

    Interest, applicable thereto, to be converted:

Please confirm the following information:

    Conversion Price:

            Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:
Authorization:
                 By:
                 Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):
Account Number  (if electronic book entry transfer):

* No such condition applies if left blank.

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Registrar and Transfer Company to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated March 17, 2010 from the Company and acknowledged and agreed to by Registrar and Transfer Company.

UNIGENE LABORATORIES, INC.

                         By:
                         Name:
                         Title:

Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES, SUBJECT TO COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: March 17, 2010 Date of Reissuance: July 28, 2010	Principal: U.S. $7,103,393.84

FOR VALUE RECEIVED, UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to VPC Fund II, L.P. or its registered assigns (the “Holder”) the principal amount of Seven Million, One Hundred Three Thousand, Three Hundred Ninety-Three and 84/100 Dollars ($7,103,393.84) (the “Principal”) pursuant to, and in accordance with, the terms of that certain Amended and Restated Financing Agreement, dated as of March 16, 2010, by and among the Company, Victory Park Management, LLC, as administrative agent and collateral agent (in such capacity, the “Agent”), and the Lenders party thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Financing Agreement”).  The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Financing Agreement.  This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time, this “Note”) is one of the Senior Secured Convertible Notes issued pursuant to the Financing Agreement (collectively, including all Senior Secured Convertible Notes issued in exchange, transfer or replacement thereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”).  All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Financing Agreement.

This Note is being issued to effectuate the assignment, pursuant to the terms and conditions of that certain Assignment and Assumption Agreement, dated as of July 28, 2010, by and between the Holder and Victory Park Credit Opportunities Master Fund, Ltd. (the “Assignor”), and in partial replacement, of that certain Senior Secured Convertible Note issued by the Company to the Assignor on March 17, 2010 for the principal amount of Thirty-Three Million and No/100 Dollars ($33,000,000.00) (the “Prior Note”) and does not and shall not be deemed to constitute a novation thereof.  The Prior Note has been cancelled; provided, however, that hereafter all outstanding indebtedness (including all accrued and unpaid interest) under the Prior Note shall be outstanding and evidenced, in the aggregate, by this Note and that certain Senior Secured Convertible Note issued by the Company to the Assignor for the principal amount of Twenty-Five Million, Eight Hundred Ninety-Six Thousand, Six Hundred Six and 16/100 Dollars ($25,896,606.16).

This Note is subject to mandatory prepayment and permitted redemption on the terms specified in the Financing Agreement.  Except as expressly provided in the Financing Agreement, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the Maturity Date.  At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Financing Agreement.

(1) Definitions.

(a) Certain Defined Terms.  For purposes of this Note, the following terms shall have the following meanings:

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(ii) “Conversion Amount” means the sum of (A) the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (B) the amount of all accrued and unpaid Interest on the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, as further described in the Financing Agreement (the “Interest Amount”).

(iii) “Conversion Price” means, as of any Conversion Date or other date of determination, $0.70 per Share, subject to adjustment as provided herein.

(iv) “Conversion Commencement Date” means the earliest to occur of (a) the first (1st) anniversary of the Issuance Date, (b) the earliest date on which the Company is required to provide to the Holder prior written notice of its intention to consummate, or the occurrence of, a Fundamental Transaction either hereunder or pursuant to the Financing Agreement, or if no such notice is required to be given, the date such Fundamental Transaction is consummated or occurs, (c) the Company’s delivery of a Permitted Redemption Notice, and (d) an Event of Default.

(v) “Dollars” or “$” means United States Dollars.

(vi) “Fundamental Transaction” means any of the following events:

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(A) any transaction, other than a transaction with the Agent and/or the Lenders, which results in a Change of Control of the Principal Borrower (a “Change of Control Transaction”);

(B) the sale or transfer of significant assets of the Company (which, for purposes of clarification, shall mean a sale or transfer of assets in one transaction or a series of related transactions for a purchase price of more than $20,000,000) or a sale or transfer of assets of the Company comprising at least fifty percent (50%) of the fair market value of the Company’s total assets;

(C) a purchase, tender or exchange offer made to the holders of outstanding Shares, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;

(D) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) of the Company; or

(E) the Common Stock ceases to be registered under Section 12 of the Exchange Act.

(vii) “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Financing Agreement.

(viii) “Issuance Date” means March 17, 2010, regardless of any exchange or replacement hereof.

(ix) “Principal” means the outstanding principal amount of this Note as of any date of determination.

(x) “Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of March 17, 2010, by and among the Company and the Lenders.

(xi) “Shares” means shares of Common Stock.

(xii) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its principal market during the period beginning at 9:30 a.m. New York City time (or such other time as its principal market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its principal market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto) (“Bloomberg”) through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security on the OTC Bulletin Board (or successor thereto) during the period beginning at 9:30 a.m. New York City time (or such other time as the OTC Bulletin Board publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as the OTC Bulletin Board publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported on the OTCQX (or successor thereto) or Pink Sheets (or successor thereto) by Pink Sheets OTC Markets Inc. (or successor thereto).  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Agent.  If the Company and the Agent are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(c)(iii) below, with the term “Weighted Average Price” being substituted for the term “Conversion Price.”  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

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(2) Conversion Rights.  This Note may be converted into Shares on the terms and conditions set forth in this Section 2.

(a) Conversion at Option of the Holder.  At any time on or after the Conversion Commencement Date, the Holder shall be entitled to convert all or any part of the Principal (and the Interest Amount thereon) or any Interest accrued hereunder into fully paid and nonassessable Shares (the “Conversion Shares”) in accordance with this Section 2 at the Conversion Rate (as defined in Section 2(b)).  The Company shall not issue any fraction of a Share upon any conversion.  If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up).

(b) Conversion Rate.  The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

(c) Mechanics of Conversion.  The conversion of this Note shall be conducted in the following manner:

(i) Holder’s Delivery Requirements.  To convert a Conversion Amount into Conversion Shares on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company (Attention:  Chief Executive Officer), which Conversion Notice may specify that such conversion is conditioned upon consummation of any transaction (a “Conversion Trigger Transaction”) and (B) if required by Section 2(c)(vii), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction) (or, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, on the later of such third (3rd) Business Day and the date of consummation of such Conversion Trigger Transaction.

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(ii) Company’s Response.  Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (or, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, upon the consummation of such Conversion Trigger Transaction) (the “Share Delivery Date”) (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive Shares through DTC, credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a stock certificate, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled.  If this Note is submitted for conversion, as may be required by Section 2(c)(vii), and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note.

(iii) Dispute Resolution.  In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination.  If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Agent, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be.  The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

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(iv) Record Holder.  The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares on the Conversion Date (which, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, shall be deemed the date of the consummation of such Conversion Trigger Transaction), or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute.

(v) Company’s Failure to Timely Convert.

(A) Cash Damages.  If within three (3) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice or deemed receipt of a Conversion Notice (or, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, upon the consummation of such Conversion Trigger Transaction) the Company shall fail, other than due solely to the Company’s failure to have obtained Stockholder Approval, to issue and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, or if the Company fails to issue and deliver a new Note representing the Principal to which such Holder is entitled on or before the Note Delivery Date pursuant to Section 2(c)(ii), then in addition to all other available remedies that the Holder may pursue hereunder and under the Financing Agreement, the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Note Delivery Date such Note is not delivered in an amount equal to one percent (1%) of the sum of the following: (a) in the event the Company has failed to deliver the Conversion Shares to the Holder or its designee on or prior to the Share Delivery Date, the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the “Share Product Amount”), and (b) in the event the Company has failed to deliver a Note to the Holder on or prior to the Note Delivery Date, the product of (y) the number of Conversion Shares issuable upon conversion of the Principal represented by the Note to have been delivered as of the Note Delivery Date and (z) the Weighted Average Price of the Common Stock on the Note Delivery Date; provided, that in no event shall cash damages accrue pursuant to this Section 2(c)(v)(A) with respect to the Share Product Amount during the period, if any, in which the Conversion Price or the arithmetic calculation of the Conversion Rate is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii) and the Company is otherwise in compliance with Section 2(c)(iii), so long as all of the Conversion Shares are delivered to the Holder within one (1) Business Day of the resolution of such bona fide dispute.  Alternatively, subject to Section 2(c)(iii), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Financing Agreement), 115% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares purchased to make delivery in satisfaction of a sale by the Holder of the Conversion Shares to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the Shares to which the Holder is entitled but has not received upon such conversion.  If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

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(B) Void Conversion Notice.  If for any reason the Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note, other than due to the pendency of a dispute being resolved in accordance with Section 2(c)(iii) (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(C) Redemption.  In the event of a Conversion Failure, the Holder, upon written notice to the Company, may require that the Company redeem, in accordance with Section 10.2 of the Financing Agreement, all of the Principal, including the Principal previously submitted for conversion and with respect to which the Company has not delivered Conversion Shares.

(vi) Pro Rata Conversion.  In the event the Company receives a Conversion Notice from more than one holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of such Notes, then the Company shall convert from each holder of the Notes electing to have Notes converted at such time a pro rata amount of such holder’s Note submitted for conversion based on the principal amount of the Note submitted for conversion on such date by such holder relative to the aggregate principal amount of all of the Notes submitted for conversion on such date; provided, however, that nothing in this Section 2(c)(vi) shall affect any other rights or remedies provided to the Company provided hereunder, under the Financing Agreement or any of the other Transaction Documents, or otherwise.

(vii) Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed.  The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption.  Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

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(d) Taxes.  The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note.

(e) Adjustments to Conversion Price.  The Conversion Price will be subject to adjustment from time to time as follows:

(i) Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 2(e)(i) is deemed to have issued or sold, any Shares (including the issuance or sale of Shares owned or held by or for the account of the Company, but excluding Exempted Issuances (as defined below)) for a consideration per Share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such time, then immediately after such issue or sale (or deemed issue or sale), the Conversion Price then in effect shall be reduced to an amount equal to such consideration per Share.  For all purposes of this Section 2(e)(i), including for purposes of determining the adjusted Conversion Price under this Section 2(e)(i) and for purposes of determining whether the Company has issued or sold, or shall be deemed to have issued or have sold, any Shares for a consideration per Share less than a price equal to the Applicable Price), the following shall be applicable:

(A) Issuance of Options.  If the Company in any manner grants or sells any Options (as defined below) and the lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security (as defined below) issuable upon exercise of any such Option is less than the Applicable Price, then such Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(e)(i)(A), the “lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Share or of such Convertible Securities upon the exercise of such Option or upon the actual issuance of such Share upon conversion, exchange or exercise of such Convertible Security.

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(B) Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Share is issuable upon the conversion, exchange or exercise thereof is less than the Applicable Price, then such Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(e)(i)(B), the “lowest price per share for which one Share is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Share upon conversion, exchange or exercise of such Convertible Security, and if any such issuance or sale of such Convertible Security is made upon exercise of any Option for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(e)(i), then no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(C) Change in Option Price or Rate of Conversion.  If the purchase, exchange or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Shares changes at any time, then the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase, exchange or exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(e)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D) Calculation of Consideration Received.  In case any Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the greatest of (I) $0.01, (II) the specific aggregate consideration, if any, allocated to such Options, and (III) the Black-Scholes Value (as defined below) of such Options (the greatest of (I), (II) and (III), the “Option Consideration”) and, for purposes of applying the provisions of this Section 2(e), the Option Consideration shall be allocated pro rata among all the Shares issuable upon exercise of such Options to determine the consideration per each such Share, and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the Company for the Options and other securities (determined as provided below), less the Option Consideration.  If any Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt of such securities.  If any Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Shares, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or marketable securities will be determined jointly by the Company and the Agent.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected jointly by the Company and the Agent.  The determination of such appraiser shall be final and binding upon all parties absent manifest error, and the fees and expenses of such appraiser shall be borne by the Company.

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(E) Record Date.  If the Company takes a record of the holders of Shares for the purpose of entitling them (1) to receive a dividend or other distribution payable in Shares, Options or in Convertible Securities or (2) to subscribe for or purchase Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F) Certain Definitions.  For purposes of this Section 2(e), the following terms have the respective meanings set forth below:

(I)           “Approved Stock Plan” means any employee benefit plan that has been approved by the Board of Directors of the Company (the “Board”) and the stockholders of the Company prior to the date of the Financing Agreement and listed on Schedule 7.27 thereto, pursuant to which the Company’s securities may be issued to any consultant, employee, officer or director for services provided to the Company.

(II)           “Black-Scholes Value” of any Options shall mean the sum of the amounts resulting from applying the Black-Scholes pricing model to each such Option, which calculation is made with the following inputs: (i) the “option striking price” being equal to the lowest exercise price possible under the terms of such Option on the date of the issuance of such Option (the “Valuation Date”), (ii) the “interest rate” being equal to the Federal Reserve US H.15 T Note Treasury Constant Maturity 1 Year rate on the Valuation Date (as reported by Bloomberg through its "ALLX H15T" function (accessed by typing “ALLX H15T” [GO] on a Bloomberg terminal, and inserting the date of the Valuation Date and then looking at the row entitled “Treas Const Mat 1 Year” under the column entitled “Previous Value”)), or if such rate is not available then such other similar rate as mutually agreed to by the Company and the Agent, (iii) the “time until option expiration” being the time from the Valuation Date until the expiration date of such Option, (iv) the “current stock price” being equal to the Weighted Average Price of the Common Stock on the Valuation Date, (v) the “volatility” being the 100-day historical volatility of the Common Stock as of the Valuation Date (as reported by the Bloomberg “HVT” screen), and (vi) the “dividend rate” being equal to zero.  Within three (3) Business Days after the Valuation Date, each of the Company and the Holder shall deliver to the other a written calculation of its determination of the Black-Scholes Value of the Options.  If the Holder and the Company are unable to agree upon the calculation of the Black-Scholes Value of the Options within eight (8) days of the Valuation Date, then the Company shall submit via facsimile the disputed calculation to an investment banking firm (selected jointly by the Company and the Agent) within ten (10) days of the Valuation Date.  The Company shall cause such investment banking firm to perform the calculations and notify the company and the Holder of the results no later than five (5) Business Days after the delivery of the disputed calculation to such firm.  Such investment banking firm’s calculation of the Black-Scholes Value of the Options shall be deemed conclusive absent manifest error.  The Company shall bear the fees and expenses of such investment banking firm for providing such calculation.

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(III)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Shares.

(IV)           “Exempted Issuances” shall mean: (A) Shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan; (B) up to 1,000,000 Shares (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events after the Issuance Date) issued or deemed to be issued pursuant to an equity award outside of an Approved Stock Plan to the first new chief executive officer hired by the Company after the Issuance Date, provided that such equity award is approved by the Board; (C) Shares issued or deemed to have been issued upon the conversion, exchange or exercise of any Option or Convertible Security outstanding on the date prior to the Issuance Date and set forth in Schedule 7.7 to the Financing Agreement, provided that the terms of such Option or Convertible Security are not amended or otherwise modified on or after the date of the Financing Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of Shares issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Financing Agreement; (D) Shares issued or deemed to have been issued by the Company upon conversion of the Notes; (E) Shares, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on Shares for which adjustment of the Conversion Price is fully made by Section 2(e)(i), 2(e)(ii) or 2(e)(iii); (F) Shares issued or deemed to be issued to an equipment lessor or other financial institution, or to a real property lessor, pursuant to an equipment leasing or real property leasing transaction approved by the Board, provided that the primary purpose or material result of such transaction is not to raise or obtain equity capital or cash; (G) Shares issued or deemed to be issued to a supplier or third party service provider as consideration for such supplier’s or provider’s provision of goods or services to the Company, pursuant to a transaction approved by the Board, provided that the primary purpose or material result of such transaction is not to raise or obtain equity capital or cash; and (H) Shares issued or deemed to be issued in connection with a sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreement or strategic partnership, pursuant to a transaction approved by the Board, provided that the primary purpose or material result of such transaction is not to raise or obtain equity capital or cash, and provided, in the case of any Shares issued or deemed to be issued pursuant to transactions described in clauses (F), (G) and (H) of this Section 2(e)(i)(G)(IV), that the aggregate number of Shares so issued and deemed to be issued does not exceed 5,000,000 Shares (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events after the Issuance Date).

(V)           “Options” means any rights, warrants or options to subscribe for or purchase Shares or Convertible Securities.

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(ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding Shares into a greater number of Shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding Shares into a lesser number of Shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Adjustment of Conversion Price upon a Distribution of Assets.  If the Company at any time on or after the Issuance Date shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement or other similar transaction (a “Distribution”), then, in each such case, the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such date minus the value of the Distribution (as determined in good faith by the Board) applicable to one Share, and (B) the denominator shall be the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such date.

(iv) Adjustment for Tax Purposes.  The Company shall be entitled to make such reductions in the Conversion Price, in addition to those otherwise required by this Section 2(e), as the Board in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock, made after the Issuance Date by the Company to its stockholders shall not be taxable.

(v) Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2(e) but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(e).

(vi) Notices.  Promptly upon any adjustment of the Conversion Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.  The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 3(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  The Company will also give written notice to the Holder at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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(3) Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.”  In addition to any other rights provided to the Holder hereunder, under the Financing Agreement or otherwise, prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Company’s Subsidiaries in the aggregate) or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement, in form and substance reasonably satisfactory to the Agent and approved by the Agent (which approval shall not be unreasonably withheld), to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note and reasonably satisfactory to the Agent and approved by the Agent (which approval shall not be unreasonably withheld), which instrument shall have a principal amount and interest rate equal to the Principal and the interest rate of the Note, have similar ranking and have similar conversion rights, provided that such new instrument shall ensure (in a manner reasonably satisfactory to the Agent) that the Holder will thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations or restrictions on conversion), such shares of stock, securities or assets of the Acquiring Entity that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the conversion of this Note).  Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Agent and approved by the Agent (which approval shall not be unreasonably withheld)) to ensure that the Holder will thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations or restrictions on conversion), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the conversion of this Note).

(4) Voting Rights.  Except as required by law and as expressly provided in this Note and the Financing Agreement, the Holder shall have no voting rights with respect to any of the Conversion Shares until the Conversion Date relating to the conversion of this Note upon which such Conversion Shares are issuable (or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute).

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(5) Vote to Change the Terms of the Notes.  The terms and provisions of this Note shall not be amended or waived except in accordance with Section 13.6 of the Financing Agreement.

(6) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Financing Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(7) Specific Shall Not Limit General; Construction.  No specific provision contained in this Note shall limit or modify any more general provision contained herein.  This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Financing Agreement and shall not be construed against any Person as the drafter hereof.

(8) Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(9) Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 13.7 of the Financing Agreement.

(10) Transfer of this Note.  This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Sections 6.4 and 6.5 of the Financing Agreement.

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(11) Payment of Collection, Enforcement and Other Costs.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

(12) Cancellation.  After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

(13) Registered Note.  This Note is a registered Note, and the right, title and interest of the Holder and its assignees in and to this Note shall be transferable only upon notation of such transfer in the register in accordance with Sections 2.8 and 2.9 of the Financing Agreement.  As provided in the Financing Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.  This Note shall only evidence the Holder’s or its assignee’s right, title and interest in and to the Note, and in no event is this Note to be considered a bearer instrument or obligation.  This Section 13 shall be construed so that this Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

(14) Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Financing Agreement and the other Transaction Documents.

(15) Governing Law.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  The Company (a) agrees that any legal action or proceeding with respect to this Note or any other agreement, document, or other instrument executed in connection herewith, shall be brought exclusively in any state or federal court located within Chicago, Illinois, (b) irrevocably waives any objections which the Company may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Note, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts, and (c) further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.

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(16) Interpretative Matters.  Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation.  If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

(17) Execution.  A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note.  Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

UNIGENE LABORATORIES, INC.

Date	By:	/s/ Ashleigh Palmer
Ashleigh Palmer
President and Chief Executive Officer

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”), in the original principal amount of $7,103,393.84.  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

OR

The conversion requested hereby is conditioned upon the consummation of the following Conversion Trigger Transaction:
                                                                                                                                                                                                                                                                             *

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Interest, applicable thereto, to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):
Account Number  (if electronic book entry transfer):

* No such condition applies if left blank.

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Registrar and Transfer Company to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated March 17, 2010 from the Company and acknowledged and agreed to by Registrar and Transfer Company.

UNIGENE LABORATORIES, INC.

By:
Name:
Title:

Exhibit 10.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), dated as of September 12, 2010, is entered into by and between Unigene Laboratories, Inc., a Delaware corporation (the “Company”), and Gregory T. Mayes (the “Executive”).

WITNESSETH:

WHEREAS, the Company desires to employ the Executive and to enter into this Agreement embodying the terms of such employment; and

WHEREAS, the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Engagement.  The Company hereby employs the Executive as its Vice President, Corporate Affairs and General Counsel, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

2. Term of Employment.  The Company shall employ Employee full time effective October 4, 2010 (“Effective Date”), until such time as the employment is terminated pursuant to Section 9, 10, 11 or 12 of this Agreement (the “Term”).

3. Duties.  During the Term of this Agreement, the Executive shall serve as the Company’s Vice President, Corporate Affairs and General Counsel and shall have such duties and responsibilities as are set forth in the Company’s Bylaws and such other responsibilities as may be assigned to him from time to time by the Chief Executive Officer or the Board of Directors of the Company (the “Board of Directors”).  The Executive shall use his best efforts to perform, and shall act in good faith in performing, all duties required to be performed by him under this Agreement.

4. Availability.  During the Term of this Agreement, the Executive shall not be engaged in any other business activity, with or without compensation, that would interfere with the performance of his duties to the Company without the express written approval of the Board of Directors, except that, without such written approval, the Executive may engage in a reasonable level of professional activities such as are typical for individuals of a comparable professional stature provided such activities do not provide any compensation to Executive.

5. Business Expenses.  The Company shall reimburse the Executive promptly (but in no event by later than the last day of the year following the year in which the underlying expense was incurred), upon prompt presentation by the Executive of itemized vouchers, for all ordinary and necessary business expenses incurred by the Executive in the performance of his duties hereunder.

6. Compensation.  As compensation for the services to be rendered hereunder, the Company agrees as follows:

(a) during the Term of this Agreement, to pay the Executive an initial annual salary of $265,000 (“Base Salary”), payable in accordance with the Company’s payroll procedures.  The Company may review the Base Salary on an annual basis and may adjust the Base Salary by such amount as the Company, in its sole discretion, shall deem appropriate.  The term “Base Salary” as used in this Agreement shall refer to the Base Salary as it may be so adjusted.

(b) subject to approval by the Company’s Board of Directors, as of the Effective Date, to grant the Executive options to purchase 600,000 shares of the Company’s common stock (the “Common Stock”), exercisable at the closing price per share on the Effective Date.  The options to be granted under this Section 6(b) will be evidenced by the Company’s standard form of stock option agreement, except that one-third of the options granted under this Section 6(b) will vest upon the one-year anniversary of the Effective Date provided that Executive remains continuously employed by Company from the Effective Date through the one-year anniversary of the Effective Date, one-third of the options granted under this Section 6(b) will vest upon the two-year anniversary of the Effective Date provided that Executive remains continuously employed by Company from the Effective Date through the two-year anniversary of the Effective Date, and one-third of the options granted under this Section 6(b) will vest upon the three-year anniversary of the Effective Date provided that Executive remains continuously employed by Company from the Effective Date through the three-year anniversary of the Effective Date;

(c) to permit Executive to participate in the Company’s regular bonus program;

(d) to permit Executive to participate in such employee benefit plans as are made available by the Company to its employees generally.  The Executive acknowledges that salary and all other compensation payable under this Agreement shall be subject to withholding for income and other applicable taxes to the extent required by law.

7. Ownership of Intellectual Property.  All rights, title and interest of every kind and nature whatsoever in and to discoveries, inventions, improvements, patents (and applications therefor), copyrights, ideas, know-how, notes, creations, properties and all other proprietary rights arising from, or in any way related to, the Executive’s employment hereunder shall become and remain the exclusive property of the Company, and the Executive shall have no interest therein.  Executive agrees that during the Term of this Agreement and thereafter, at Company’s request and expense, Executive will assist Company or its designee to vest Company with such full and exclusive right, title and interest.

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8. Trade Secrets and Confidential Information.  The Executive covenants and agrees with the Company that he will not, during the Term of this Agreement or thereafter, disclose to anyone (except to the extent reasonably necessary for the Executive to perform his duties hereunder or as may be required by law) any confidential information concerning the business or affairs of the Company (or of any affiliate or subsidiary of the Company), including but not limited to lists of customers, business plans, financial or cost information, and confidential scientific and clinical information (whether of the Company or entrusted to the Company by a third party under a confidentiality agreement or understanding), which the Executive shall have acquired in the course of, or incident to, the performance of his duties pursuant to the terms of this Agreement or pursuant to his prior employment by or relationship with the Company (or any affiliate or subsidiary of the Company).  Executive recognizes that he may in the course of his employment obtain confidential information or trade secrets of the Company that may not be protected by the Rules of Professional Conduct or the attorney-client privilege.  Nothing in this Section shall restrict the Executive’s ability to practice law or to expand the confidential nature of information obtained by Executive in the course of performing legal functions beyond the scope of the Rules of Professional Conduct. In the event of a breach or threatened breach by the Executive of the provisions of this Section 8, the Company, without being required to post a bond, shall be entitled to an injunction restraining the Executive from disclosing, in whole or in part, such information or from rendering any services to any person, firm, corporation, association or other entity to whom such information has been disclosed or is threatened to be disclosed.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive. Nothing herein shall be construed as prohibiting the Executive from disclosing to anyone any information which is, or which becomes, available to the public (other than by reason of a violation of this Section 8) or which is a matter of general business knowledge or experience.  Where disclosure of such confidential information is required by law, Executive agrees to use his best efforts to notify, consult, and cooperate with Company prior to such disclosure.  Company’s obligations to make any payments or confer any benefit under this Agreement, other than to pay for compensation and benefits accrued but unpaid, will automatically and immediately terminate in the event that the Executive breaches any of his obligations under this Section.

9. Termination For Cause.  The Company may terminate the employment of the Executive for cause in the event that the Company determines that any of the following events have occurred or presently exist:  (1) any failure on the part of Executive to faithfully and professionally carry out Executive’s duties, including failure to meet or achieve annual and long-term goals set by the Company, or to comply with any other material provision of this Agreement; (2) Executive’s dishonesty or disloyalty, which includes without limitation any misuse or misappropriation of Company’s assets, or other willful misconduct, which includes without limitation any conduct on the part of Executive intended to or likely to injure the business of Company; (3) Executive’s conviction for any felony or other crime involving moral turpitude as determined solely by Company, whether or not relating to Executive’s employment; (4) Executive’s insobriety or use of drugs, chemicals, or controlled substances either (A) in the course of performing Executive’s duties and responsibilities under this Agreement or (B) otherwise affecting the ability of Executive to perform the same; (5) Executive’s failure to comply with a lawful written direction of Company after being notified that such failure will result in Termination for Cause; or (6) any wanton or willful dereliction of duties by Executive.  If the employment of the Executive under this Agreement is terminated under this Section 9, the Company shall be relieved of all further obligations under this Agreement, except for the payment of accrued salary and reimbursement under Section 5 for reimbursable expenses incurred prior to termination. Notwithstanding such termination of employment, the Executive shall continue to be bound by the provisions in Sections 7, 8, and 13.

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10. Termination Without Cause by the Company or for Good Reason by the Executive.  The Company may terminate the employment of the Executive for any reason other than “cause” (as defined in Section 9) at any time, subject to compliance with this Section 10.

(a) In the event the Executive’s employment is terminated by the Company for any reason other than cause, except as otherwise provided in Section 11 or Section 12 of this Agreement, or is terminated by the Executive for Good Cause (as defined below) the Executive shall be entitled to: (a) a severance payment equal to four (4) months of Executive’s Base Salary, which severance payment will be paid in accordance with the Company’s regular payroll cycle as such may be amended from time to time, (b) payment of the applicable premiums for coverage of Executive and his family under the Company’s health plans for a period of four (4) months following the termination of employment, provided that Executive timely and properly elects continuation coverage under the aforementioned plans pursuant to the provisions of COBRA and remains eligible for such coverage, and (c) immediate vesting of one-third of the stock options described in Section 6(b) and such stock options that are vested pursuant to this Section 10(a) will be exercisable by Executive until the earlier of (i) three (3) years following the date of Executive’s termination of employment or (ii) ten (10) years following the grant date of such stock options. The benefits provided in this section, to which Executive would not otherwise be entitled, are contingent and conditioned upon Executive’s execution and the effectiveness of a general release of all claims against the Company and all related entities or persons, in a form satisfactory to Company, within sixty (60) days of the termination of Executive’s employment.  This severance benefit will commence on the sixty first (61st) day following the Executive’s termination of employment pursuant to this section.

(b) For the purpose of this Agreement, “Good Reason” shall mean, without Executive’s permission, (i) Company’s failure to continue to employ Executive in an executive position, (ii) a material diminution of Executive’s salary and benefits in the aggregate, or (iii) a relocation of Executive’s regular work location of more than seventy-five (75) miles from Executive’s regular work location immediately prior to the relocation.  Notwithstanding the foregoing, Executive shall not be entitled to terminate his employment for Good Reason unless he has notified Company in writing, within thirty (30) days of the event giving rise to the Good Reason, of his intent to terminate his employment for Good Reason and the Company fails to cure such Good Reason within sixty (60) days of receiving such written notice and such termination occurs within one hundred (100) days of the event giving rise to the Good Reason.

(c) Termination of employment under this Section 10 shall not terminate the Executive’s obligations under Sections 7, 8, or 13.

11. Termination Due to Change in Control.  In the event the Executive’s employment is terminated by the Company within six (6) months following a Change in Control for any reason other than cause, except as otherwise provided in Section 12 of this Agreement, the Executive shall, in lieu of any benefits provided under Section 10 of this Agreement, be entitled to: (a) a severance payment equal to four (4) months of Executive’s Base Salary, which severance payment will be paid in accordance with the Company’s regular payroll cycle as such may be amended from time to time, (b) payment of the applicable premiums for coverage of Executive and his family under the Company’s health plans for a period of four (4) months following the termination of employment, provided that Executive timely and properly elects continuation coverage under the aforementioned plans pursuant to the provisions of COBRA and remains eligible for such coverage, and (c) immediate vesting of one-third of the stock options described in Section 6(b) and such stock options that are vested pursuant to this Section 11 will be exercisable by Executive until the earlier of (i) three (3) years following the date of Executive’s termination of employment or (ii) ten (10) years following the grant date of such stock options.  The benefits provided in this section, to which Executive would not otherwise be entitled, are contingent and conditioned upon Executive’s execution and the effectiveness of a general release of all claims against the Company and all related entities or persons, in a form satisfactory to Company, within sixty (60) days of the termination of Executive’s employment.  This severance benefit will commence on the sixty first (61st) day following the Executive’s termination of employment pursuant to this section.

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(a) For the purpose of this Agreement, a “Change in Control” shall have occurred if:

(1) any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that any acquisition by the Company, by any employee benefit plan (or related trust) of the Company, or by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities, as the case may be, shall not constitute a Change of Control;

(2) individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the Effective Date whose election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in settlement of an actual or threatened election contest relating to the election of the directors of the Company; or

(3) the stockholders of the Company approve (A) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the persons who were the respective beneficial owners of the Common Stock and the Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation or (B) a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

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12. Voluntary Resignation; Disability; Death.

(a) The Executive may voluntarily terminate the Executive’s employment with the Company by providing the Company with sixty (60) days advance written notice of the Executive’s resignation.  In the case of Executive’s resignation pursuant to this Section, the Company will pay the Executive all compensation and benefits accrued but unpaid up to the date of termination, but the Executive will be entitled to no additional compensation or benefits.  At the Company’s sole option, the Company may choose to relieve the Executive of the Executive’s duties for some or all of the sixty (60) day notice period provided for in this Section, in which case the Company will continue to pay/provide the Executive’s regular compensation and benefits during the notice period.  Should the Company choose to relieve the Executive of the Executive’s duties during the sixty (60) day notice period, the Executive will not be entitled to payments or benefits provided in Section 10.  Termination of employment under this Section shall not terminate the Executive’s obligations under Sections 7, 8, or 13.

(b) Disability.  If the Executive becomes disabled such that the Executive is unable to perform the essential functions of the Executive’s position for more than one hundred eighty (180) days (whether consecutive or not) in any twelve (12) month period, the Company has the right to terminate the Executive’s employment without further liability upon notice to the Executive.  In the case of a termination for Disability, the Company will pay the Executive all compensation and benefits accrued but unpaid up to the date of termination. The Executive will be entitled to no additional compensation or benefits from the Company except as set forth in this Section 12(b) and except for any benefits that may be available pursuant to any group benefit plan or policy in effect at the Company.  Termination of employment under this Section shall not terminate the Executive’s obligations under Sections 7, 8, or 13.

(c) Death.  In the event of the death of the Executive, this Agreement automatically terminates, and any obligation to continue to pay compensation and benefits ceases as of the date of the Executive’s death.  The Executive’s estate will be entitled to no additional compensation or benefits from the Company except as set forth in this Section 12(c) and except for any benefits that may be available pursuant to any group benefit plan or policy in effect at the Company.

13. Non-Disparagement.  While the Executive is employed by the Company and thereafter, neither Executive, nor any person acting on behalf of Executive, shall disparage or cause to be disparaged in any forum or through any medium of communication, whether directly or indirectly, Company or any of its directors, officers, managers, or employees in any forum or through any medium of communication.

14. Return of Company Property.  In the event of the termination of Executive’s employment with Company for any reason, Executive agrees to immediately return to Company, and not retain, all of its property, including documents, data, and equipment (and any copies thereof) of any nature and in whatever medium.

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15. Cooperation Following Termination.                                                                Executive agrees that, following termination of his employment for any reason, he will cooperate fully with Company in all matters relating to the completion of his pending work on behalf of Company and the orderly transition of such work to such other employees or other persons as Company may designate.  Executive further agrees that following termination of his employment he will cooperate fully with Company as to any and all claims, controversies, disputes, or complaints of which he has any knowledge or that may relate to him or his employment with Company, unless he is an adverse party or potentially an adverse party.  Such cooperation includes but is not limited to providing Company with all information known to him related to such claims, controversies, disputes, or complaints and appearing and giving testimony in any forum.

16. Compliance with Code Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, no portion of the severance payments under Section 10 or 11 will be payable until Executive has a “separation from service” from the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Further, if upon Executive’s separation from service, Executive is a “specified employee” (within the meaning of Code Section 409A and the regulations thereunder) of Company, and if any severance payments under this Agreement would be subject to excise tax under Code Section 409A because such payments are made within the 6-month period commencing upon the Executive’s separation from service, then such payments shall be delayed until the first payroll cycle following six (6) months after such separation from service and paid in lump sum at such time.  Each applicable severance payment hereunder is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(c) The foregoing provisions are intended to comply with, or be exempt from, the requirements of Code Section 409A so that no portion of the severance payments will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply or be exempt.  Executive and the Company agree to work together in good faith to consider amendments to the Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.  In no event will the Company reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

17. Capacity.  The Executive represents and warrants to the Company that he is not now under any obligation, of a contractual nature or otherwise, to any person, firm, corporation, association or other entity that is inconsistent or in conflict with this Agreement or that would prevent, limit or impair in any way the performance by him of his obligations hereunder.

18. Waiver.  No act, delay, omission or course of dealing on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party’s rights, powers and remedies under this Agreement.

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19. Governing Law.  This Agreement shall be interpreted and construed under the laws of the State of New Jersey without regard to principles of conflicts of law.

20. Arbitration.  The Executive agrees to submit to binding arbitration all claims arising out of his employment with the Company and/or this Agreement, including all claims under federal law (including but not limited to Title VII of the Civil Rights Act of 1964 as amended) as well as all claims under state law (including but not limited to claims under the New Jersey Law Against Discrimination and New Jersey Conscientious Employee Protection Act).  This arbitration shall take place in New Jersey, under the then prevailing rules of the American Arbitration Association.  Notwithstanding anything to the contrary, claims under Section 8 of this Agreement need not be submitted to arbitration and may be filed in any court of competent jurisdiction in New Jersey.

21. Assignability.  The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Company.  The Company, but not Executive, may assign its rights or obligations under this Agreement.

22. Completeness.  This Agreement sets forth all, and is intended by each party to be an integration of all, of the promises, agreements and understandings between the parties hereto with respect to the subject matter hereof.

23. Modification.  This Agreement may not be modified, altered, or amended except by a writing signed by all parties.

24. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto.

25. Severability.  Each provision of this Agreement shall be considered severable and if for any reason any provision that is not essential to the effectuation of the basic purpose of the Agreement is determined to be invalid or contrary to any existing or future law, such provision shall be deemed to be omitted from this Agreement and such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

26. Headings.  Headings contained in this Agreement are inserted for reference and convenience only and in no way define, limit, extend or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof.

27. Survival of Terms.  If this Agreement is terminated for any reason, the provisions of Sections 7, 8, and 13 shall survive, and the Executive and the Company, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

IN WITNESS WHEREOF, the parties hereto have freely and voluntarily executed this Agreement on the day and year first above written.

8

UNIGENE LABORATORIES, INC.

/s/ Gregory T. Mayes	By:	/s/ Ashleigh Palmer
Gregory T. Mayes		Ashleigh Palmer
Chief Executive Officer

9

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Ashleigh Palmer, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Unigene Laboratories, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:     November 9, 2010

/s/ Ashleigh Palmer
Ashleigh Palmer
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, William Steinhauer, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Unigene Laboratories, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f))  for the registrant and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  November 9, 2010

/s/ William Steinhauer
William Steinhauer
Vice President of Finance
(Principal Financial Officer)

  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Unigene Laboratories, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ashleigh Palmer, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Ashleigh Palmer
Ashleigh Palmer
Chief Executive Officer
November 9, 2010

A signed original of this written statement required by Section 906 has been provided to Unigene Laboratories, Inc. and will be retained by Unigene Laboratories, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Unigene Laboratories, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William Steinhauer, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  William Steinhauer
William Steinhauer
Vice President of Finance
Principal Financial Officer
November 9, 2010

A signed original of this written statement required by Section 906 has been provided to Unigene Laboratories, Inc. and will be retained by Unigene Laboratories, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2010

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On November 2, 2010, Unigene Laboratories, Inc. announced the appointment of Alex Martin to the newly created position of Vice President, Business Development and Head of Commercial Operations.  A copy of the press release is attached hereto as Exhibit 99.1 and it is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated November 2, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory Mayes
Gregory Mayes, Vice President of Corporate Affairs
and General Counsel
Date: November 2, 2010

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated November 2, 2010

Exhibit 99.1
Nov. 2, 2010

Unigene Names Alex Martin VP Business Development and Head of Commercial Operations

BOONTON, N.J.--(BUSINESS WIRE)-- Unigene Laboratories, Inc. (OTCBB: UGNE), a leader in the design, delivery, manufacture and development of peptide-based therapeutics, announced today the appointment of Alex Martin to the newly created position of Vice President of Business Development and Head of Commercial Operations. Mr. Martin will report directly to Unigene’s President and Chief Executive Officer, Ashleigh Palmer.

“Alex brings tremendous expertise to Unigene, with over 20 years of experience in the life sciences, including a strong track record in business development at large and small companies. Alex’s role is the second newly created VP-level position announced by Unigene in the past month and is further testament to Unigene’s commitment to strengthening our leadership and organizational infrastructure,” stated Mr. Palmer. “Unigene is now prepared to accelerate the implementation of our new strategy, which we believe will take us to the next growth platform. This will be accomplished by maximizing the assets in our drug delivery and manufacturing technology business unit, Unigene Biotechnologies, as well as managing and further progressing our advanced clinical-stage partnerships and active preclinical pipeline.”

Mr. Martin said, “I am extremely delighted to join Unigene during this exciting time. The formation of the Unigene Biotechnologies business unit alongside Unigene Therapeutics provides the Company with a great opportunity to reveal its true value to potential partners and other key audiences. I look forward to taking full advantage of the growing therapeutic peptides market to help Unigene realize its goals and establish itself as a partner of choice for peptide drug delivery and therapeutic development.”

Mr. Martin brings to Unigene over 20 years of experience in the life sciences industry, both in large pharmaceutical companies and small, successful start-up ventures. He joins Unigene from Affectis Pharmaceuticals AG, where he most recently served as Chief Executive Officer. Prior to Affectis, Mr. Martin was Chief Operating Officer of Intercept Pharmaceuticals, where he was also responsible for business development and finance activities. Earlier, he served as Chief Business Officer and Chief Financial Officer at BioXell. During his tenure at BioXell, Mr. Martin led the company’s business development efforts and took the company public in 2006. He also held management positions of increasing responsibility at Novartis Pharma AG, Medscape and SmithKline Beecham. Mr. Martin received his BA degree from Cornell University and his MBA degree from Harvard Business School.

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Pivotal clinical programs include an oral calcitonin licensed to Tarsa Therapeutics, now in Phase 3 testing for the treatment of osteoporosis. Other validating relationships include an oral parathyroid hormone nearing Phase 2 and licensed to GlaxoSmithKline. In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com. For information about Fortical, please visit http://www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Contacts

Unigene Laboratories, Inc.
William Steinhauer
VP of Finance
973-265-1100

or

Burns McClellan
Justin Jackson (media)
212-213-0006
jjackson@burnsmc.com

or

Michelle Szwarcberg (media)
212-213-0006
mszwarcberg@burnsmc.com

Source: Unigene Laboratories, Inc.